Exhibit 10.7

STOCKHOLDERS AGREEMENT

of

VAIL HOLDCO CORP

dated as of November 21, 2017

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Exhibits and Schedules

Exhibit A—Joinder to Stockholders Agreement

Exhibit B—Schedule of Initial Convertible Holders Party to the Purchase Agreement

Exhibit C—Form of Opt-Out Notice

Exhibit D—Assignment and Assumption Agreement

Schedule I—List of Competitors

Schedule II—Data Room

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This Stockholders Agreement (as may be amended from time to time, this “Agreement”) is dated as of November 21, 2017, and is between Vail Holdco Corp, a Delaware corporation (the “Company”), New Mountain Partners III Cayman (AIV-B), L.P., a Cayman Islands limited partnership (“AIV-B”), New Mountain Partners III (AIV-E2), L.P., a Delaware limited partnership (“AIV-E2”), New Mountain Partners III (AIV-E1), L.P., a Delaware limited partnership (“AIV-E1”), J.T. Baker Investments, Inc., a Delaware corporation (“JTB”, and together with AIV-B, AIV-E2 and AIV-E1, “New Mountain”), NuSil, LLC, a California limited liability company (“NuSil LLC”), NuSil 2.0 LLC, a Delaware limited liability company (“NuSil 2.0” and together with NuSil LLC, “NuSil”), Broad Street Principal Investments, L.L.C., a Delaware limited liability Company (“BSPI”), Galvaude Private Investments Inc., a corporation registered under the Canada Business Corporations Act (“PSP”) and each of the other stockholders of the Company whose name appears on the signature pages hereto and any Person who hereafter executes a joinder in the form set forth as Exhibit A hereto to be bound by the terms hereof (each, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, on May 4, 2017, VWR Corporation, a Delaware corporation (“VWR”), Avantor, Inc., a Delaware corporation (“Avantor”) and Vail Acquisition Corp, a Delaware corporation and wholly-owned subsidiary of Avantor (“Merger Sub”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, on the date hereof (the “Closing Date”), Merger Sub merged with and into VWR (the “Merger”), with VWR surviving the Merger and becoming a Subsidiary of Avantor as a result of the Merger;

WHEREAS, immediately prior to the effective time of the Merger, the Company and Avantor underwent a restructuring (the “Restructuring”) pursuant to which, among other things, through a series of mergers, (i) Avantor became a wholly owned subsidiary of the Company, (ii) all issued and outstanding shares of class A common stock of Avantor were converted into the right to receive a combination of cash and Equity Securities in the Company, (iii) all issued and outstanding shares of class B common stock of Avantor were cancelled for no consideration and (iv) all issued and outstanding class A limited partnership units of Avantor Holdings, L.P., another subsidiary of Avantor, were converted into the right to receive a combination of cash and Equity Securities in the Company;

WHEREAS, prior to the Restructuring, pursuant to that certain Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among the Company, BSPI and the other investors listed in Exhibit B hereto, such Stockholders each purchased the number of shares of Convertible Preferred set forth opposite such Stockholder’s name in Exhibit B hereto;

WHEREAS, on the date hereof, the Company has entered into that certain Series A Investors Rights Agreement (the “Series A Investors Rights Agreement”) with the holders of Series A Preferred;

WHEREAS, after giving effect to the Restructuring and Purchase Agreement, each of the Stockholders as of the date hereof owns (i) shares of Common Stock, and/or (ii) shares of Convertible Preferred; and

WHEREAS, each of the Stockholders desires to promote the interests of the Company and the mutual interests of the Stockholders by establishing herein certain terms and conditions upon which the Equity Securities will be held, including provisions regarding governance of the Company, restricting the transfer of Equity Securities and providing for certain other matters.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Stockholders hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1    Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Acquiror” has the meaning assigned to such term in Section 3.4(a).

“Additional Offered Interests” has the meaning assigned to such term in Section 4.1(b).

“Administrative Agent” means Goldman Sachs Bank USA, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Advisory Agreement” means the Amended and Restated Advisory Agreement by and between the New Mountain Capital, L.L.C., Avantor Holdings Sub, L.P., Avantor, Avantor Performance Materials Holdings S.à r.l. and the Company, as in effect as of the Closing Date.

“Affiliate” means, with respect to a particular Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is controlled by or is under common Control with the Person specified or, in the case of a natural Person, any other member of such Person’s Family Group. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “controlling” and “controlled” have meanings correlative thereto; provided, however, that notwithstanding the foregoing, with respect to any Person that is an investment fund, an Affiliate shall also include any investment fund, vehicle or holding company of which such Person or an Affiliate of such Person serves as the general partner, managing member or discretionary manager or advisor or sub-advisor. “Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants. For the avoidance of doubt and notwithstanding anything in the foregoing to the contrary, for purposes of the Transaction Documents, each of BSPI, any affiliated investment entity or any other Affiliate of Goldman Sachs & Co. LLC and any fund, investor, entity or account that is or may become managed, sponsored or advised by Goldman Sachs & Co. LLC or any of its Affiliates shall, in each case, be deemed not to be an Affiliate of New Mountain or the Company.

“Affiliate Transaction Party” has the meaning assigned to such term in Section 2.2(c).

“Agreement” has the meaning assigned to such term in the preamble.

“AIV-B” has the meaning assigned to such term in the preamble.

“AIV-E1” has the meaning assigned to such term in the preamble.

“AIV-E2” has the meaning assigned to such term in the preamble.

“As-Converted Basis” means, with respect to any calculation of the number of shares of Common Stock outstanding or held by a Convertible Holder, such number assuming the conversion of each share of Convertible Preferred into the greater of (a) the number of shares of Common Stock equal to the Conversion Multiple or (b) the Liquidation Preference of such share of Convertible Preferred divided by (i) in the case of a Convertible Holder Offer, an Existing Stockholder Offer or a Required Sale, the price per share applicable to the Common Stock being Transferred, (ii) in the case of a calculation of a Stockholder’s Participation Percentage for purposes of Section 4.1, the price per share of Common Stock at which the related Equity Securities are being offered, or (iii) in the case of a purchase from an Employee Stockholder pursuant to Section 7.6 or 7.7, the Fair Market Value of a share of Common Stock.

“Attorney-in-Fact” has the meaning assigned to such term in Section 7.3(a).

“Avantor” has the meaning assigned to such term in the recitals.

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Common Stock or Convertible Preferred or other Voting Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Board” means the Board of Directors of the Company.

“BSPI” has the meaning assigned to such term in the preamble.

“BSPI Directors” has the meaning assigned to such term in Section 2.1(c)(i).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York in the State of New York.

“Bylaws” means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“Call Closing” has the meaning assigned to such term in Section 7.6(d).

“Call Period” means the two hundred and ten (210) day period commencing on the Call Period Commencement Date.

“Call Period Commencement Date” means, with respect to any share of Equity Security owned by an Employee Stockholder, the fifth (5th) day after the later of (a) the date that is six (6) months after the date of the acquisition of such share of Equity Security, whether by exercise of an Option or grant or issuance pursuant to any Equity Plan or otherwise, and (b) the date of such Employee Stockholder’s Termination.

“Call Price” means the price per share of Equity Security to be paid by the Company for the Called Shares as determined in accordance with Section 7.6(b).

“Called Shares” has the meaning assigned to such term in Section 7.6(d).

“Capital Transaction” means any Stock Dividend, recapitalization (including any special dividend or distribution), reclassification, spin-off, partial liquidation or similar capital adjustments (including through merger or consolidation) effected by the Company.

“Cause” means, (a) if an Employee Stockholder is a party to an employment, equity award or a severance agreement with the Company or one of its Subsidiaries in which “cause” is defined, the occurrence of any circumstances defined as “cause” in such agreement, or (b) if an Employee Stockholder is not a party to such an agreement with the Company or one of its Subsidiaries in which “Cause” is defined, (i) the Employee Stockholder’s indictment for, or conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, (ii) the Employee Stockholder’s being or having been engaged in conduct constituting breach of fiduciary duty, willful misconduct or gross negligence relating to the Company or any of its Subsidiaries or the performance of the Employee Stockholder’s duties, (iii) the Employee Stockholder’s willful failure to (A) follow a reasonable and lawful directive of the Company or of the Subsidiary of the Company at which the Employee Stockholder is employed or to which the Employee Stockholder provides services, or of the Board or (B) comply with any written rules, regulations, policies or procedures of the Company or a Subsidiary of the Company at which the Employee Stockholder is employed or to which the Employee Stockholder provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company or any of its Subsidiaries, (iv) the Employee Stockholder’s violation of any Restrictive Agreement to which the Employee Stockholder is a party, or (v) the Employee Stockholder’s deliberate and continued failure to perform his or her material duties to the Company or any of its Subsidiaries; provided, however, that, prior to the Termination of an Employee Stockholder for Cause which is based on clause (v) hereof, the Company shall provide the Stockholder with at least fifteen (15) days to cure such failure.

“Certificate of Designations” means the Certificate of Designations of the Convertible Preferred of the Company.

“Change of Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, as a whole, to any Person or Group other than to New Mountain and/or any Affiliate of New Mountain or the Company or (ii) the sale (whether by sale of Equity Securities, merger, consolidation or other business combination transaction) by or involving the Company or any of its Subsidiaries as a result of which 50% or more of the total voting power of the Equity Securities of the Company (or, in the case of a merger or consolidation, of any surviving entity or parent holding company thereof), is owned directly or indirectly by any Person or Group other than New Mountain or its Affiliates and such Person or Group did not own more than 50% or more of the total voting power of the Company immediately prior to such sale. For purposes of this definition, the term “Affiliate” shall not include any Portfolio Company of New Mountain.

“Charter” means the Certificate of Incorporation of the Company, including any certificate of designations, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Chief Executive Officer” means the chief executive officer of the Company, which shall be elected and removed by New Mountain in accordance with Article 6 Section G of the Charter.

“Closing Date” has the meaning assigned to such term in the recitals.

“Common Stock” means the common stock, par value $0.01 per share, of the Company and any common equity securities of the Company issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Common Stock Directors” has the meaning assigned to such term in Section 2.1(a).

“Common Stock Equivalents” means any shares of Convertible Preferred, Warrant Shares and any other securities exercisable for or convertible into shares of Common Stock.

“Company” has the meaning assigned to such term in the preamble.

“Company Materials” has the meaning assigned to such term in Section 7.4(b)(i).

“Competing Business” means any business that competes with (a) any business conducted by the Company or any of its subsidiaries as of the Relevant Date, and (b) any business, product or service that, as of the Relevant Date, the Company or any of its subsidiaries has plans to begin developing or implementing, and, in the case of each of (a) and (b), consulting, support, maintenance, development and/or training services related thereto.

“Competitive Activity” shall mean, directly or indirectly, (a) owning, managing, operating, joining, controlling, being employed by, or participating in the ownership, management, operation or control of, or being connected in any manner with, including, without limitation, holding any position as a shareholder, director, officer, consultant, independent contractor, employee or partner of, spokesman for, or investor in, any Competitor, or (b) acting as a Competitor in an individual capacity; provided, that, with respect to any Employee Stockholder, in no event (i) shall ownership by such Employee Stockholder of two percent (2%) or less of the outstanding securities of any class of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be considered Competitive Activity, so long as such Employee Stockholder does not have, or exercise, any rights to manage or operate the business of such issuer other than rights as a shareholder thereof, or (ii) shall being employed by a Competitor, standing alone, be considered Competitive Activity, so long as (A) the Competitor has more than one discrete and readily distinguishable part of its business, (B) such Employee Stockholder ’s duties are not at or involving the part of the Competitor’s business that constitutes a Competing Business, including, without limitation, serving in a capacity where any Person involved in the part of the Competitor’s business that constitutes a Competing Business reports to such Employee Stockholder and (C) such Employee Stockholder certifies to the Company prior to commencement of his or her employment with such Competitor that he or she has provided a copy of this Agreement to such Competitor and that he or she remains in compliance with this Agreement.

“Competitor” means, (a) with respect to Section 3.1(e), any Person listed on Schedule I hereto, as such schedule may be amended from time to time to add any Person or its Affiliates that is determined, in good faith, by the Board to be a competitor of the Company or any of its Subsidiaries in any material respect or to remove any Person that is determined, in good faith, by the Board to no longer be a competitor of the Company or any of its Subsidiaries, and (b) for all other purposes under this Agreement, (i) a Person or its Affiliates that is determined, in good faith, by the Board to be a competitor of the Company or any of its Subsidiaries in any material respect, or a potential competitor of the Company or any of its Subsidiaries and (ii) any Affiliate of any such Person specified in clause (i).

“Control” has the meaning given to such term in the definition of “Affiliate.”

“Conversion Multiple” means, initially, that number, which, when multiplied by the number of shares of Convertible Preferred outstanding as of the Closing Date, causes the resulting product to equal 0.4697 times the sum of (a) such resulting product and (b) the Existing Common Shares. As of the date hereof, the Conversion Multiple is 14.22. The Conversion Multiple shall be subject to adjustment as provided in the Certificate of Designations.

“Convertible Holder” means each Stockholder who owns shares of Convertible Preferred or shares of Common Stock issued upon conversion of such Convertible Preferred.

“Convertible Holder Offer” has the meaning assigned to such term in Section 3.3(a).

“Convertible Nominee Election” has the meaning assigned to such term in Section 2.1(b).

“Convertible Preferred” means the junior convertible preferred stock, par value $0.01 per share, of the Company, having the terms set forth in the Certificate of Designations.

“Convertible Preferred Directors” has the meaning assigned to such term in Section 2.1(a).

“Credit Agreement” means the Credit Agreement, dated as of the Closing Date, by and among Holdings, Avantor, the guarantors party thereto, the Administrative Agent and the lenders and other parties thereto, and as in effect on and as of the Closing Date (and, for the avoidance of doubt, without giving effect to any amendment, extension, modification, refinancing, renewal, replacement, restatement, restructuring, supplement or waiver thereof, except for such amendments or modifications to defined terms used herein).

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, without cure or waiver hereunder, would be an Event of Default.

“Director” means any member of the Board.

“Director Group” has the meaning assigned to such term in Section 2.1(g).

“Disability” shall mean, if an Employee Stockholder (a) is party to an employment, equity award or a severance agreement with the Company or one of its Subsidiaries in which “disability” is defined, the occurrence of any circumstances defined as “disability” in such agreement, or (b) is not party to such an agreement with the Company or one of its Subsidiaries in which “disability” is defined, shall have the meaning ascribed to such term in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

“Employee Stockholder” shall mean any Stockholder who is or was at any time an officer, employee, consultant or other similarly situated individual who provides services to the Company or any of its Subsidiaries. For the avoidance of doubt, (i) neither NuSil LLC nor NuSil 2.0 shall be deemed to be an Employee Stockholder, (ii) no member of either NuSil LLC or NuSil 2.0 to whom either NuSil LLC or NuSil 2.0 distributes shares of Equity Securities, and (iii) no Convertible Holder (other than any Convertible Holder that is an Existing Stockholder) shall be treated as an Employee Stockholder hereunder with respect to or solely by reason of holding such shares of Equity Securities.

“Equity Plan” means any stock option plan, restricted stock or equity plan or other similar equity compensation plan adopted by the Company.

“Equity Securities” means any and all shares of Common Stock or other equity securities of the Company, and any and all securities of the Company convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares of Common stock or other equity securities, and options, restricted stock units, warrants or other rights to acquire shares of Common Stock or other equity securities of the Company, including the Convertible Preferred, but, except for purposes of Article IV and the related definitions, excluding the Series A Preferred and the Warrants; provided, that upon the exercise of such Warrants and the issuance of shares of Common Stock in respect thereof, such shares of Common Stock shall be considered Equity Securities.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Event” has the meaning assigned to such term in the Credit Agreement.

“Event of Default” means an “Event of Default” or similar concept pursuant to the terms of any Senior Equity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Common Shares” means the sum of (x) the number of shares of Common Stock outstanding immediately following the Closing and (y) the number of shares of Common Stock subsequently received by New Mountain Capital LLC prior to or substantially concurrently with conversion of the Convertible Preferred Stock pursuant to Section 6(b) of the Certificate of Designations.

“Existing Stockholder” means each of AIV-B, AIV-E1, AIV-E2, JTB, NuSil LLC and NuSil 2.0 and other persons that as of immediately prior to giving effect to the Restructuring, were stockholders or option holders of Avantor.

“Existing Stockholder Offer” has the meaning assigned to such term in Section 3.3(a).

“Exit Demand” means a written notice initiated by Investors holding or beneficially owning shares of the Series A Preferred with at least a majority of the voting power of the outstanding shares of the Series A Preferred held by all Investors as of such date of determination to each Investor and the Board instructing the Company to engage in a process to implement an Exit Transaction as described in such Exit Demand.

“Exit Demand Director” means, any director elected pursuant to Section 12(b) of the Series A Certificate of Designation.

“Exit Transaction” has the meaning assigned to such term in the Series A Investors Rights Agreement.

“Fair Market Value” means the fair market value as determined in good faith by a majority of the Board; provided that, if the BSPI Director makes a bona fide objection to the fair market value as determined in good faith by a majority of the Board, the Fair Market Value of such securities shall be determined by a Financial Expert and such Financial Expert’s determination shall be binding upon all parties.

“Financial Expert” means a nationally recognized and independent investment banking or valuation firm selected in good faith by the Board.

“Forum” has the meaning assigned to such term in Section 8.6.

“Fully-Participating Holder” has the meaning assigned to such term in Section 4.1(b).

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Good Reason” shall mean, (a) if an Employee Stockholder is a party to an employment agreement, equity award or a severance agreement with the Company or one of its subsidiaries in which “good reason” is defined, the occurrence of any circumstances defined as “good reason” in such agreement, or (b) if an Employee Stockholder is not a party to such an agreement with the Company or one of its Subsidiaries in which “good reason” is defined, without the Stockholder’s written consent, (i) a decrease in such Stockholder’s base salary, (ii) the relocation of the Stockholder’s principal place of employment that would increase the Stockholder’s one-way commute by more than fifty (50) miles or in excess of 120% (in miles) of such Stockholder’s commute immediately prior to the date of such change of location, whichever is greater, or (iii) the assignment to the Stockholder of any duties or responsibilities which are materially inconsistent with the Stockholder’s responsibilities, positions, or titles. In the event the Employee Stockholder believes Good Reason to exist, then the Stockholder shall provide the Company with written notice no later than thirty (30) days after the event or condition which the Employee Stockholder claims constitutes Good Reason occurs, specifying the basis for the Employee Stockholder’s belief that Good Reason exists, and shall provide the Company with thirty (30) days to cure such event or condition. Failure to provide such written notice within such thirty (30) days shall constitute a waiver by the Employee Stockholder of its right to assert that Good Reason exists by reason of such event or condition.

“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“Group” means a “group” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

“Holding Company” means any Person that is a Subsidiary of the Company but that is not Avantor or a Subsidiary of Avantor (including, for the avoidance of doubt, Holdings).

“Holdings” means Vail Holdco Sub LLC, a Delaware limited liability company and a direct wholly owned subsidiary of the Company.

“Inclusion Notice” has the meaning assigned to such term in Section 3.3(b).

“Inclusion Right” has the meaning assigned to such term in Section 3.3(c).

“Indebtedness” has the meaning assigned to such term in the Credit Agreement.

“Indemnitees” has the meaning assigned to such term in Section 7.8(a).

“Information” has the meaning assigned to such term in Section 7.1(b).

“Information Rights Convertible Holder” has the meaning assigned to such term in Section 7.4.

“Initial Acquisition Date” means, with respect to any Employee Stockholder, (a) the first date on which Options or Restricted Shares were granted to such Employee Stockholder or (b) if such Employee Stockholder purchased or acquired shares of Equity Securities prior to such date, the date on which such purchase or acquisition occurred.

“Initial Other Appointing Stockholder” has the meaning assigned to such term in Section 2.1(e).

“Initial Public Offering” means the initial underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act in connection with which the Common Stock becomes listed on a national securities exchange.

“Intraquarterly Conference Call” has the meaning assigned to such term in Section 7.4(a)(iv).

“Investors” means Series A Holders party to the Series A Investors Rights Agreement.

“JTB” has the meaning assigned to such term in the preamble.

“Junior Convertible Preferred Stock Documents” means this Agreement, the Certificate of Designations, the Charter, the Purchase Agreement, the Registration Rights Agreement (solely with respect to those holders of Convertible Preferred party thereto) and each certificate evidencing ownership of a share or shares of Convertible Preferred.

“Key Employee” means an executive officer of the Company.

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

“Legal or Regulatory Transfer” means any Transfer of Equity Securities which BSPI believes, in good faith, based on the advice of counsel, is necessary to bring BSPI (or any of its Affiliates) into compliance (or into anticipated compliance) with applicable law or regulation, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.

“Liquidation Preference” means, with respect to each outstanding share of Convertible Preferred Stock, $1,650.00.

“Loan Documents” has the meaning assigned to such term in the Credit Agreement.

“majority of the Board” means a majority of the Directors present at a meeting in which a quorum exists.

“Material Adverse Effect” means a circumstance or condition that would or could reasonably be expected to materially and adversely affect (i) the business, property, financial condition or operations of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Company and its Subsidiaries (taken as a whole) to perform their payment obligations under the Junior Convertible Preferred Stock Documents or the Series A Preferred Stock Documents or (iii) the material rights and remedies of the

Convertible Preferred Holders under the Junior Convertible Preferred Stock Documents or the Investors under the Series A Preferred Stock Documents, taken as a whole, including the legality, validity, binding effect or enforceability of the Junior Convertible Preferred Stock Documents or the Series A Preferred Stock Documents.

“Merger” has the meaning assigned to such term in the recitals.

“Merger Agreement” has the meaning assigned to such term in the recitals.

“Merger Sub” has the meaning assigned to such term in the recitals.

“Minimum Ownership Threshold” has the mean given to such term in Section 2.1(d).

“New Mountain” has the meaning assigned to such term in the preamble.

“New Mountain Preferred Directors” has the meaning assigned to such term in Section 2.1(b).

“Non-Convertible Stockholder” has the meaning assigned to such term in Section 7.3(a).

“Notice Date” means the date of delivery by the Company of written notice of its election to exercise its right to purchase shares of Equity Securities from a Terminated Employee Stockholder pursuant to Section 7.6(a).

“NuSil” has the meaning assigned to such term in the preamble.

“NuSil 2.0” has the meaning assigned to such term in the preamble.

“NuSil LLC” has the meaning assigned to such term in the preamble.

“Offered Interests” has the meaning assigned to such term in Section 4.1(a).

“Option” means an option to purchase Equity Securities granted or assumed by the Company.

“Opt-Out Notice” means a notice in the form attached as Exhibit C hereto or Exhibit A of the Registration Rights Agreement, validly delivered to the Company pursuant to Section 3.8 hereof or Section 6.1(b) under the Registration Rights Agreement, pursuant to which a Stockholder may exercise its right to terminate certain rights and obligations of such Stockholder as set forth therein.

“Other Appointed Director” has the meaning assigned to such term in Section 2.1(d).

“Other Appointing Stockholder” has the meaning assigned to such term in Section 2.1(d).

“Participating Existing Stockholder” has the meaning assigned to such term in Section 3.5(a).

“Participation Percentage” has the meaning assigned to such term in Section 4.1(b).

“Permitted Disclosure” means the disclosure of Information (a) made with the prior written consent by an authorized individual (other than the disclosing Stockholder) of the Company or one of its Subsidiaries, or (b) required to be made by law or legal process and which is made in compliance with Section 7.1.

“Permitted Transferee” means any Affiliate (other than any Portfolio Company) of a Stockholder (provided, that if such Permitted Transferee ceases to be an Affiliate of such Stockholder, any Transferred Equity Securities shall be Transferred back to the Stockholder or any of its current Affiliates (other than any Portfolio Company) and, if such Stockholder or its current Affiliate no longer holds any Equity Securities or never held any Equity Securities, as the case may be, such former Stockholder or current Affiliate (other than any Portfolio Company) shall be admitted or reinstated, as the case may be, as a Stockholder); provided, however, that such Transferee shall agree in a writing in the form attached as Exhibit D hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, however, that in no event shall any Portfolio Company of any Stockholder constitute a “Permitted Transferee”.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Plan Asset Regulation” means the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i).

“Platform” has the meaning assigned to such term in Section 7.4(b)(i).

“Portfolio Company” means, with respect to any Person, a “portfolio company” (as such term is customarily used among institutional investors), or any entity controlled by any “portfolio company”, of such Person or one of its Affiliates.

“Preemptive Notice” has the meaning assigned to such term in Section 4.1(a).

“Preemptive Participant” has the meaning assigned to such term in Section 4.1(a).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank or any successor bank thereto as its prime rate in effect at its principal office in New York City.

“Private Stockholder Information” means, as determined by the Company, any information and documentation that is not Public-Side Information.

“Pro Rata Share” has the meaning assigned to such term in Section 3.3(b).

“Proceeding” means, any claim, demand, action, judgment or suit to which a Person may become subject to the extent arising out of, or resulting from or in connection with (a) the execution, delivery, enforcement, performance or administration of any Junior Convertible Preferred Stock Documents or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the transactions contemplated by the Transaction Documents, or (c) any share of the Equity Securities or the use of proposed use of the proceeds therefrom.

“Prohibited Disclosure” means an Employee Stockholder disclosing or furnishing to any other Person or using for such Employee Stockholder ’s own or any other Person’s account any confidential or proprietary information (other than in the course of such Employee Stockholder ’s employment with or service to the Company or any of its subsidiaries), except for Permitted Disclosures.

“Prohibited Disparagement” means an Employee Stockholder making any statement that is intended to become public, or that should reasonably be expected to become public, and that criticizes, ridicules, disparages or is otherwise derogatory of the Company, or any of its subsidiaries or Affiliates, or any employee, officer, director, member or stockholder of any of them.

“Prohibited Foreign Person” means any Person that is a foreign person within the meaning of 31 C.F.R. Section 800.216 and (i) is beneficially owned by a Person or Persons organized, located, or resident in the People’s Republic of China or Russia and, upon the Transfer of any equity in the Company or its Subsidiaries to such Person, would hold, in the aggregate, more than 5% of the equity in the Company and/or its Subsidiaries; (ii) upon the Transfer of any equity in the Company or its Subsidiaries to such Person, would hold, in the aggregate, 10% or more of the equity in the Company and/or its Subsidiaries; or (iii) upon the Transfer of any equity in the Company or its Subsidiaries to such Person, would possess any rights to control the Company and/or its subsidiaries within the meaning of 31 C.F.R. Section 800.204.

“Prohibited Solicitation” means an Employee Stockholder (a) directly or indirectly hiring, contacting, inducing or soliciting (or assisting any Person to hire, contact, induce or solicit) for employment any person who is, or within six (6) months prior to the date of such hiring, contacting, inducing or soliciting was, an employee of the Company or any of its Subsidiaries, or (b) directly or indirectly inducing or soliciting (or assisting any Person to induce or solicit) any customer, client or vendor of, or other person having a business relationship with, the Company or any of its Subsidiaries to terminate its relationship or otherwise cease doing business in whole or in part with the Company or any of its Subsidiaries, or directly or indirectly interfering with (or assisting any Person to interfere with) any material relationship between the Company or any of its Subsidiaries and any of their respective customers, clients, vendors or any other business contacts so as to cause harm to the Company or any of its subsidiaries.

“Prohibitions” has the meaning assigned to such term in Section 7.6(e).

“Projections” has the meaning assigned to such term in Section 7.4(a)(iii).

“PSP” has the meaning assigned to such term in the preamble.

“Public Side Stockholder” means any Stockholder that does not wish to receive Private Stockholder Information and that has provided written notice to the Company that it has elected to receive only Public-Side Information; provided that any Stockholder that becomes a Public Side Stockholder shall cease to be a Public Side Stockholder if such Stockholder provides a written notice to the Company that it wishes to receive Private Stockholder Information.

“Public-Side Information” means, as determined by the Company, any information and documentation that is either exclusively (a) of a type that would be publicly available if the Company and its Subsidiaries were public reporting companies or (b) not material with respect to the Company and its Subsidiaries and their respective securities for purposes of foreign and United States federal and state securities laws.

“Purchase Agreement” has the meaning assigned to such term in the recitals.

“Qualified Director” means a person who (i) has requisite industry experience and knowledge, skills in business judgment, experience with leadership, strategic planning, general management practices and crisis response financial expertise and a willingness and ability to commit the time required to fully discharge their responsibilities to the Board and (ii) unless otherwise agreed by New Mountain, (x) would qualify as an “Independent Director” under NASDAQ Rule 5605; and (y) is not a Representative of a Stockholder or Series A Holder.

“Qualified Director Vote” has the meaning assigned to such term in Section 2.1(b).

“Qualified IPO” means the issuance by the Company, of its Common Stock in an underwritten primary public offering or any series of underwritten primary public offerings (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) that results in gross proceeds of at least $400,000,000.

“Quarterly Conference Call” has the meaning assigned to such term in Section 7.4(a)(iv).

“Registration Rights Agreement” means the Registration Rights Agreement of the Company as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Related Parties” has the meaning assigned to such term in Section 8.4.

“Relevant Date” means, with respect to any Employee Stockholder, the date of such Employee Stockholder’s Termination.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, partners, limited partners, investors, lenders, rating agencies, managed accounts, employees, investment bankers, attorneys, accountants and other advisors, agents and representatives.

“Repurchased Share Price” has the meaning assigned to such term in Section 7.7(b).

“Repurchased Shares” has the meaning assigned to such term in Section 7.7(b).

“Required Sale” has the meaning assigned to such term in Section 3.4(a).

“Required Sale Notice” has the meaning assigned to such term in Section 3.4(a).

“Required Syndication Sale” has the meaning assigned to such term in Section 3.5(a).

“Required Syndication Sale Notice” has the meaning assigned to such term in Section 3.5(a).

“Responsible Officer” means the Chief Executive Officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of a Person. Any document delivered hereunder that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Share” means a share of Equity Security granted to a Stockholder pursuant to any Equity Plan and with respect to which, at the time in question, the vesting conditions applicable to such Restricted Share have not been satisfied.

“Restrictive Agreement” means any agreement between the Company or one of its Subsidiaries and an Employee Stockholder that contains non-competition, non-solicitation or confidentiality restrictions applicable to such Employee Stockholder.

“Restructuring” has the meaning assigned to such term in the recitals.

“Sale Proposal” has the meaning assigned to such term in Section 3.4(a).

“Scheduled Closing Date” has the meaning assigned to such term in Section 7.6(d).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Senior Equity” means the Series A Preferred and any other class or series of capital stock of the Company ranking senior to the Convertible Preferred.

“Senior Indebtedness” means Indebtedness pursuant to the Credit Agreement and any other Indebtedness that by its terms, ranks senior to all other Indebtedness of the Company or any of its Subsidiaries.

“Series A Certificate of Designations” means the certificate of designations governing the Series A Preferred.

“Series A Director” means any individual director nominated and elected by the Series A Holders other than any Exit Demand Director.

“Series A Holder” means the Person in whose name one or more certificates evidencing ownership of a share or shares of the Series A Preferred is registered on the Series A Transfer Agent’s books and records.

“Series A Investors Rights Agreement” has the meaning assigned to such term in the recitals.

“Series A Preferred” means the Series A preferred stock, par value $0.01 per share, of the Company, having the terms set forth in the Series A Certificate of Designations.

“Series A Preferred Stock Documents” means the Series A Certificate of Designations, the Charter, the Series A Investors Rights Agreement, the Series A Securities Purchase Agreement, each Series A Preferred Stock Certificate and any other agreement or instrument relating to the Series A Preferred or delivered in connection with the foregoing.

“Series A Securities Purchase Agreement” means the Series A Securities Purchase Agreement, dated as of the Closing Date, by and among the Company and the Investors (as defined therein) party thereto.

“Series A Transfer Agent” means the transfer agent with respect to the Series A Preferred, which, on and as of Closing Date, shall be American Stock Transfer & Trust Company, LLC, and any successor transfer agent appointed by the Company and notified to the Series A Holders.

“Significant Information Rights Convertible Holder Group” has the meaning set forth in Section 7.4(b).

“Stock Dividend” shall mean any stock split, stock dividend, reverse stock split or similar transaction which changes the number of outstanding shares of Equity Securities of the Company.

“Stockholder” has the meaning assigned to such term in the preamble.

“Stockholder’s Cost” of a share of Equity Securities shall mean the amount paid by such Stockholder to acquire such share of Equity Securities (as such number may be adjusted for any Stock Dividend or other Capital Transaction with respect to the Common Stock); provided, that, with respect to any share of Equity Security initially issued as a Restricted Share, the Stockholder’s Cost shall be deemed to be $0.01.

“Subscription Period” has the meaning assigned to such term in Section 4.1(a).

“Subsidiary” means, with respect to any Person, (i) any non-individual entity of which a majority of the securities entitled to vote generally in the election of directors or managers thereof, at the time as of which any determination is being made, are owned by such Person, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is either (a) the record or beneficial owner, directly or indirectly, of a majority of the voting or economic interests, or (b) the general partner, manager, managing member or Person exercising similar control.

“Syndicatee(s)” has the meaning assigned to such term in Section 3.5(a).

“Syndication Sale Proposal” has the meaning assigned to such term in Section 3.5(a).

“Tag Offerees” has the meaning assigned to such term in Section 3.3(a).

“Tag Offerors” has the meaning assigned to such term in Section 3.3(a).

“Taxes” means all present or future taxes, duties, levies, imposts, assessments or withholdings imposed by any Governmental Authority including interest, penalties and additions to tax.

“tax structure” has the meaning assigned to such term in Section 7.1(e).

“Tax Transfer” means any Transfer of Equity Securities, or any other transaction that is treated as a Transfer of Equity Securities for U.S. federal income or withholding tax purposes or other tax purposes, which BSPI believes, in good faith, based on the advice of counsel, is necessary or appropriate to avoid, mitigate or eliminate any material adverse or negative tax development or consequence with respect to BSPI or any of its Affiliates.

“Termination”, “Terminated” or “Terminates” means, with respect to an Employee Stockholder (a) that is an employee of the Company or any of its Subsidiaries, such Employee Stockholder’s employment by the Company and its Subsidiaries having ceased, and (b) with respect to an Employee Stockholder that is a consultant to or a non-employee Director of the Company or any of its Subsidiaries, such Employee Stockholder’s having ceased to provide such services to or serve as a Director of the Company and its Subsidiaries, in each case for any reason whatsoever (including by reason of death, Disability or adjudicated incompetency). Unless otherwise set forth in an agreement between the Employee Stockholder and the Company or one of its subsidiaries, (i) if an Employee Stockholder is both an employee and a director and terminates as an employee but remains as a non-employee director, the Employee Stockholder will be deemed to have continued in employment without interruption and shall be deemed to have Terminated upon ceasing to be a director, and (ii) if an employee or non-employee director ceases to provide services in such capacity and becomes a consultant, the Employee Stockholder will thereupon be deemed to have been Terminated.

“Top-Up Notice” has the meaning assigned to such term in Section 4.1(b).

“Transaction Documents” means the Junior Convertible Preferred Stock Documents, the Warrants, the Registration Rights Agreement and the Series A Investors Rights Agreement.

“Transactions” has the meaning assigned to such term in the Credit Agreement.

“Transfer” means to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person. In the event that any Stockholder that is a corporation, partnership, limited liability company or other legal entity (other than an individual, trust or estate) ceases to be controlled by the Person controlling such Stockholder or a Permitted Transferee thereof, as the case may be, such event shall be deemed to constitute a “Transfer” subject to the restrictions on Transfer contained or referenced herein.

“Transferee” means any Person to whom any Stockholder or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“Unaffiliated Holders” means the Convertible Holders other than New Mountain and the Existing Stockholders.

“VCOC Stockholder” means assigned to such term in Section 7.5(a).

“Voting Securities” means, at any time, shares of any class of Equity Securities of the Company, which are then entitled to vote generally in the election of Directors (for the avoidance of doubt other than any Series A Director or any Exit Demand Director).

“VWR” has the meaning assigned to such term in the recitals.

“Warrants” means those certain Warrants for Purchase of Common Stock, dated as of the Closing Date, between the Company and each holder of Series A Preferred.

“Warrant Holders” means each Stockholder who owns Warrant Shares.

“Warrant Shares” means shares of Common Stock issued upon the exercise of a Warrant.

SECTION 1.2    Construction. The parties hereto intend that each representation, warranty, covenant and agreement contained in this Agreement will have independent significance. The headings are for convenience only and will not be given effect in interpreting this Agreement. References to sections, articles or exhibits are to the sections, articles and exhibits contained in, referred to by or attached to this Agreement, unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “include,” “includes” and

“including” in this Agreement mean “include/includes/including without limitation.” All references to “$”, currency, monetary values and dollars set forth herein means U.S. dollars. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. References to a Person also include its permitted assigns and successors. Any reference to a statute refers to the statute, any amendments or successor legislation and all rules and regulations promulgated under or implementing the statute, as in effect at the relevant time. The word “extent” in the phrase “to the extent” will mean the degree to which a subject or other thing extends, and such phrase will not mean simply “if.” All references to the knowledge of the Company or any Subsidiary of the Company or facts known by any such Person shall mean actual knowledge of any authorized officer of such Person. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Any reference herein to any Law, contract, agreement or other instrument, including the governing documents of any Person will be construed as referring to such Law, contract, agreement or instrument as amended or modified or, in the case of a Law, codified or reenacted, in each case, in whole or in part, and as in effect from time to time, unless expressly provided herein or the context otherwise requires. The parties hereto acknowledge and agree that (a) each party and its counsel has reviewed, or has had the opportunity to review, the terms and provisions of this Agreement, (b) any rule of construction to the effect that any ambiguities are resolved against the drafting party will not be used to interpret this Agreement and (c) the provisions of this Agreement will be construed fairly as to all parties and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of such previous drafts of this Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement. Except in each case as otherwise expressly provided herein, this Agreement shall be binding on each Stockholder only in its capacity as a Stockholder and shall not govern the Series A Preferred (or the holders thereof in their capacity as holders of the Series A Preferred) or apply any qualifications, limitations or restrictions thereon.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1    Board Representation.

(a)    The Board shall, from and after the date hereof and until a Change of Control or Qualified IPO, initially consist of eleven (11) Directors, of which initially (i) five (5) shall be designated by the holders of Common Stock (the “Common Stock Directors”), and shall be nominated by a majority of the shares of Common Stock outstanding and entitled to vote thereon, (ii) five (5) shall be designated by the holders of Convertible Preferred (the “Convertible Preferred Directors”) and (iii) one (1) shall be the Chief Executive Officer, as long as such person serves as Chief Executive Officer of the Company and such successor as elected in connection with Article 6 Section G of the Charter. The Convertible Preferred Directors shall initially consist of (A) two (2) Directors designated by New Mountain, (B) two (2) Directors appointed by BSPI and (C) one (1) Director designated by an Other Appointing Stockholder, which shall initially be PSP. For the avoidance of doubt, nothing in this Agreement shall be construed to limit any rights to appoint directors or board observers granted to the Series A Preferred or the holders thereof pursuant to the Series A Preferred Stock Documents.

(b)

(i)    For so long as the Existing Stockholders and their Permitted Transferees hold at least 500,000 shares of Convertible Preferred, New Mountain and its Permitted Transferees shall have the right to designate two (2) Convertible Preferred Director nominees to the Board (the “New Mountain Preferred Directors”).

(ii)    In the event that the Existing Stockholders and their Permitted Transferees hold less than 500,000 shares of Convertible Preferred that the Existing Stockholders held as of the Closing Date, then New Mountain and its Permitted Transferees shall lose the right to designate one (1) New Mountain Preferred Director, and one (1) New Mountain Preferred Director shall immediately resign from the Board (or New Mountain shall take all requisite action to cause such New Mountain Preferred Director to resign from his or her position or to remove such New Mountain Preferred Director from the Board), and BSPI shall have the right to designate either (i) an additional Convertible Preferred Director (which shall not be considered a BSPI Director) with the consent of New Mountain, such consent not to be unreasonably withheld, conditioned or delayed, (ii) a Qualified Director, the election of whom shall be subject to the consent of the affirmative vote of a majority of the outstanding shares of Convertible Preferred (which vote shall not be subject to the requirements of Section 2.1(h)) (a “Qualified Director Vote”) or (iii) designate an Other Appointing Stockholder pursuant to the terms of Section 2.1(d); provided, that if BSPI does not complete a designation contemplated by clause (i), (ii) or (iii) (including, in the case of clause (ii), the completion of a Qualified Director Vote) within one hundred and eighty (180) days of the date on which the Existing Stockholders and their Permitted Transferees, as a group, ceased to hold at least 500,000 shares of Convertible Preferred, then such Convertible Preferred Director shall thereafter be elected by the affirmative vote of a majority of the outstanding shares of Convertible Preferred voting in such election from a slate of candidates nominated by any one or more Convertible Holders that individually or as a group holds Convertible Preferred having an initial purchase price as of the Closing Date of at least $100 million; provided that if no nominee receives the affirmative vote of a majority of the outstanding shares of Convertible Preferred, the two nominees who received the largest number of affirmative votes will participate in a runoff and the nominee who receives the largest number of votes of the outstanding shares of Convertible Preferred in such runoff shall be elected (a “Convertible Nominee Election”).

(iii)    In the event that the Existing Stockholders and their Permitted Transferees, as a group, hold less than 75.8% of the number of shares of Convertible Preferred that the Existing Stockholders held as of the Closing Date, then New Mountain and its Permitted Transferees shall lose the right to designate one (1) New Mountain Preferred Director, and the second New Mountain Preferred Director shall immediately resign from the Board (or New Mountain shall take all requisite action to cause such New Mountain Preferred Director to resign from his or her position or to remove such New Mountain Preferred Director from the Board), and BSPI shall have the right to designate either (i) an additional Convertible Preferred Director (which shall not be considered a BSPI Director) with the consent of New Mountain, such consent not to be unreasonably withheld, conditioned or delayed, (ii) a Qualified Director, subject to a Qualified Director Vote or (iii) designate an Other Appointing Stockholder pursuant to the terms of Section 2.1(d); provided, that if BSPI does not complete a designation contemplated by clause (i), (ii) or (iii) (including, in the case of clause (ii), the completion of a Qualified Director Vote) within one hundred and eighty (180) days of the date on which the Existing Stockholders and their Permitted Transferees, as a group, ceased to hold shares of Convertible Preferred comprising at least 75.8% of the number of shares of Convertible Preferred that the Existing Stockholders held as of the Closing Date, then such Convertible Preferred Director shall thereafter be elected by a Convertible Nominee Election.

(c)

(i)    For so long as BSPI and its Permitted Transferees, as a group, hold shares of Convertible Preferred comprising of at least 50% of the number of shares of Convertible Preferred that BSPI held as of the Closing Date, BSPI and its Permitted Transferees shall have the right to designate two (2) Convertible Preferred Directors (for the avoidance of doubt without taking into account any Convertible Preferred Directors designated pursuant to Section 2.1(b), or any Series A Directors or Exit Demand Directors) to the Board (the “BSPI Directors”).

(ii)    In the event that BSPI and its Permitted Transferees, as a group, hold less than 50% of the number of shares of Convertible Preferred that BSPI held as of the Closing Date and BSPI and its Permitted Transferees, as a group, continue to hold shares of Convertible Preferred, then one (1) BSPI Director shall immediately resign from the Board (or BSPI shall take all requisite action to cause such BSPI Director to resign from his or her position or to remove such BSPI Director from the Board), and one (1) Board seat held by a BSPI Director shall be reallocated to an Other Appointing Stockholder in accordance with Section 2.1(d); provided, that if within one hundred and eighty (180) days of the date on which BSPI and its Permitted Transferees ceased to hold shares of Convertible Preferred comprising at least 50% of the number of shares of Convertible Preferred that BSPI held as of the Closing Date, BSPI does not designate an Other Appointing Stockholder in accordance with Section 2.1(d) to assume the right to designate such Convertible Preferred Director, then such Convertible Preferred Director shall thereafter be elected by a Convertible Nominee Election.

(iii)    In the event that BSPI and its Permitted Transferees, as a group, no longer hold any shares of Convertible Preferred, then BSPI shall no longer have the right to designate a BSPI Director, the remaining BSPI Director shall immediately resign from the Board (or BSPI shall take all requisite action to cause such BSPI Director to resign from his or her position or to remove such BSPI Director from the Board), and the remaining Board seat held by a BSPI Director shall be reallocated to an Other Appointing Stockholder in accordance with Section 2.1(d); provided, that if BSPI does not designate an Other Appointing Stockholder in accordance with Section 2.1(d) to assume the right to designate any such Convertible Preferred Director, then such Convertible Preferred Director, shall thereafter be elected by a Convertible Nominee Election.

(d)    In connection with any reallocation of the rights of the Existing Stockholders or BSPI to appoint Convertible Preferred Directors in accordance with Section 2.1(b) or (c), BSPI may designate another holder of shares of Convertible Preferred that holds shares of Convertible Preferred having an initial purchase price as of the Closing Date of at least one hundred million dollars ($100,000,000) (the “Minimum Ownership Threshold”) to assume the rights of the Existing Stockholders or BSPI, as applicable, to designate such Convertible Preferred Director (any such holder, an “Other Appointing Stockholder”). In the event a Board seat is to be reallocated to an Other Appointing Stockholder pursuant to Section 2.1(b) or Section 2.1(c), such Stockholder shall be selected by BSPI with the consent of New Mountain, such consent not to be unreasonably withheld, conditioned or delayed. If an Other Appointing Stockholder is granted such right to designate such Convertible Preferred Director nominee to the Board (such Director, an “Other Appointed Director”), such Other Appointing Stockholder and its Permitted Transferees shall retain such right for so long as such Other Appointing Stockholder and its Permitted Transferees collectively hold shares of Convertible Preferred with an aggregate initial purchase price as of the Closing Date of at least the Minimum Ownership Threshold. In the event that an Other Appointing Stockholder and its Permitted Transferees cease to satisfy the Minimum Ownership Threshold, then the Board seat held by such Other Appointed Director shall be filled by a Convertible Holder that satisfies the Minimum Ownership Threshold designated by such Other Appointing Stockholder and approved by New Mountain (such approval not to be unreasonably withheld, conditioned or delayed); provided, that if within one hundred eighty (180) days of the transaction resulting in such Other Appointing Stockholder ceasing to satisfy the Minimum Ownership Threshold, such Other Appointing Stockholder does not designate an Other Appointing Stockholder that satisfies the Minimum Ownership Threshold to assume the right to designate such Convertible Preferred Director, then such resulting vacancy shall be filled by, and such Convertible Preferred Director shall thereafter be elected by, a Convertible Nominee Election. Upon the election of each replacement Convertible Preferred Director in accordance with the foregoing, the corresponding Other Appointed Director shall resign from the Board (or such Other Appointing Stockholder shall take all requisite action to cause such Other Appointed Director to resign from his or her position or to remove such Other Appointed Director from the Board).

(e)    Notwithstanding the foregoing, PSP and any Other Appointing Stockholder granted the right, prior to or within one hundred eighty (180) days (plus the number of days in the period beginning on the date of the first filing with any Governmental Authority and ending on the date of the latest approval of any Governmental Authority (or the latest expiration or termination of any waiting period applicable to any such filing) necessary or appropriate for the acquisition of Convertible Preferred by such Other Appointing Stockholder) of the Closing Date (collectively, the “Initial Other Appointing Stockholders”), to designate a Convertible Preferred Director shall retain such right for so long as, in each case, such Initial Other Appointing Stockholder holds at least 50% of the number of shares of Convertible Preferred that such Initial Other Appointing Stockholder held as of the Closing Date. In the event an Initial Other Appointing Stockholder and its Permitted Transferees cease to hold at least 50% of the number of shares of Convertible Preferred that such Initial Other Appointing Stockholder held as of the Closing Date, then the resulting Board seat vacancy shall be filled by a Convertible Holder that satisfies the Minimum Ownership Threshold designated by such Initial Other Appointing Stockholder and approved by New Mountain (such approval not to be unreasonably withheld, conditioned or delayed); provided, that if within one hundred and eighty (180) days of the date on which such Initial Other Appointing Stockholder and its Permitted Transferees ceased to hold shares of Convertible Preferred comprising at least 50% of the number of shares of Convertible Preferred that such Initial Other Appointing Stockholder held as of the Closing Date, such Initial Other Appointing Stockholder does not designate an Other Appointing Stockholder in accordance with Section 2.1(d) to assume the right to designate such Convertible Preferred Director, then such Convertible Preferred Director shall thereafter be elected by a Convertible Nominee Election.

(f)    Each of the Stockholders agrees to vote or cause to be voted (including action by written consent) all of his, her or its Equity Securities from time to time and at all times in whatever manner as shall be necessary to ensure (i) the removal of a Director from office if the Person(s) originally entitled to designate or approve such Director requests removal of such Director or if removal of a Director is required pursuant to the provisions of Section 2.1; (ii) that no Director is removed unless the Person(s) originally entitled to designate or approve such Director requests removal of, or is required to remove, such Director; and (iii) that any vacancies created by the resignation, removal or death of a Director shall be filled pursuant to the provisions of Sections 2.1 (a), (b), (c) and (d), as applicable; provided, that each of New Mountain’s, BSPI’s or any Other Appointing Stockholder’s right to designate a Director to fill such vacancy shall terminate if New Mountain, BSPI or such Other Appointing Stockholder and its Permitted Transferees, as applicable, cease to hold a number of shares of Convertible Preferred to satisfy the ownership thresholds described in Sections 2.1(b), (c) or (d), respectively; provided, further, that nothing in this Section 2.1(f) shall apply to any Series A Director or any Exit Demand Director.

(g)    Subject to customary exceptions for regulatory requirements, to the extent a Common Stock Director or Convertible Preferred Director is appointed to the board of directors or committee thereof of a Subsidiary of the Company or to any committee of the Board, then each of the Stockholders owning shares of Common Stock, New Mountain, BSPI, and each Other Appointing Stockholder (together the “Director Group”) shall have the right to appoint their relative proportionate representation on such board of directors or committee thereof of such Subsidiary of the Company or such committee of the Board, provided that in such case, each member of the Director Group shall be entitled to at least one representative on such board of directors or committee thereof of such Subsidiary of the Company or such committee of the Board.

(h)    Each Stockholder agrees, except in connection with a Qualified Director Vote or a Convertible Nominee Election, to cause, including by voting its Equity Securities (or acting by written consent) in connection with any election or removal proposal, the Board to include the Director(s) nominated or designated by the Stockholders owning shares of Common Stock, New Mountain, BSPI and each Other Appointing Stockholder, as applicable, pursuant to this Section 2.1, along with the Chief Executive Officer.

(i)    The Company shall pay or reimburse each Director for customary, reasonable and documented travel expenses, lodging and other out-of-pocket expenses (including outside counsel fees) related to such Director’s attendance at meetings of the Board or any committee of the Board.

(j)    The Company, or the Company’s Subsidiaries, as applicable, will (i) as promptly as practicable, enter into customary indemnification agreements with each Convertible Preferred Director on the same or substantially similar terms as the indemnification agreements entered into between the Company and the other members of the Board or the Company or applicable Subsidiary of the Company and the other members of such Subsidiary’s Board, as applicable, such indemnification agreements to cover all times during which such Convertible Preferred Director serves on such Board, and (ii) immediately include each Convertible Preferred Director in all directors and officers liability insurance policies and endorsements.

(k)    Each Stockholder party hereto shall use commercially reasonable efforts to take all necessary action to permit increases to the Board necessary, under the circumstances set forth in Section 12(a) of the Series A Certificate of Designations and Section 1.2(i) or Section 1.3(b) of the Series A Investors Rights Agreement, to effectuate the nomination and election of any Series A Director or Exit Demand Director.

SECTION 2.2    Voting.

(a)    From the date hereof until the earlier of a Change of Control or a Qualified IPO, except (x) as expressly provided herein and (y) for matters that relate to a right of the Series A Preferred (which shall be governed by the Series A Preferred Stock Documents), unless approved by a majority of the Board, which majority shall include the approval of at least one (1) Common Stock Director and, for so long as BSPI has the right to appoint at least one BSPI Director pursuant to Section 2.1(c), one (1) BSPI Director, the Company shall not, directly or indirectly on behalf of the Company or any of its Subsidiaries, and no officer or employee of the Company shall have any authority to cause or to permit the Company or any of its Subsidiaries to:

(i)    make any dividends, distributions or other payments in respect of any Company securities of any class;

(ii)    repurchase or redeem any Company securities of any class (other than repurchases of such securities held by the Company’s employees in connection with a termination of employment);

(iii)    participate in any merger, consolidation or other reorganization, recapitalization or business combination;

(iv)    other than in connection with the issuance of any equity or other equity-like Company securities (which issuance is in compliance with Section 4.1), amend, modify, repeal or restate any provision of the organizational documents of the Company, including the Bylaws, this Agreement and any other agreement governing rights of the Stockholders with respect to any Company securities (whether by merger, consolidation or otherwise);

(v)    acquire in any single transaction or series of related transactions, of assets or other rights having a value, or for a price, in excess of $750,000,000 whether through a merger, amalgamation, stock purchase, asset purchase, reorganization, consolidation, share exchange, business combination or otherwise;

(vi)    dispose or provide for the exclusive licensing, in any single transaction or series of related transactions, of assets or other rights having a value, or for a price, in excess of $750,000,000 whether through a merger, amalgamation, stock purchase, asset purchase, reorganization, consolidation, share exchange, business combination or otherwise;

(vii)    participate in any voluntary bankruptcy, assignment for the benefit of creditors, consent to the appointment of a custodian, receiver, trustee or liquidator with similar powers with respect to property, any voluntary filing or commencement of proceedings under bankruptcy or insolvency laws, or any similar transaction, in each case, by Company or any of its Subsidiaries (provided, that any member of the Board or any director of any Subsidiary may take any actions with respect to a bankruptcy of a Person as required by his or her fiduciary duties under applicable law);

(viii)    determine that any issuance of Equity Securities is in connection with a joint venture or strategic partnership entered into primarily for purposes other than raising capital as contemplated by Section 4.1(h)(iv); provided, in the case of any such issuance to a non-Affiliate of New Mountain, that such issuance represents more than 5% of the Common Stock (as determined on an As-Converted Basis); and/or

(ix)    issue any debt, equity or other Company securities for below Fair Market Value (other than any issuance of Common Stock pursuant to the Advisory Agreement).

(b)    From the date hereof until the earlier of a Change of Control or a Qualified IPO, except (x) as expressly provided herein and (y) for matters that relate to a right of the Series A Preferred (which shall be governed by the Series A Preferred Stock Documents), the Company shall not, directly or indirectly on behalf of the Company or any of its Subsidiaries, and no officer or employee of the Company shall have any authority to cause or to permit the Company or any of its Subsidiaries (i) to select a Financial Expert for purposes of determining Fair Market Value unless approved by a majority of the Board, which majority shall include the approval of at least one (1) Common Stock Director and one (1) Convertible Preferred Director (other than a New Mountain Preferred Director) or (ii) if there is no BSPI Director, to take any of the acts enumerated in Section 2.2(a), unless approved by a majority of the Board, which majority shall include the approval of at least one (1) Common Stock Director and one (1) Convertible Preferred Director (other than a New Mountain Preferred Director).

(c)    Prior to a Qualified IPO, transactions between the Company or any of its Subsidiaries, on the one hand, and any of New Mountain or its Affiliates, on the other hand (as applicable, the “Affiliate Transaction Party”), shall be approved by a majority of the Board, excluding any Directors solely appointed by the applicable Affiliate Transaction Party, except for (i) matters expressly contemplated by this Agreement, (ii) ordinary course relationships between the Company or any of its Subsidiaries, on the one hand, and, and Portfolio Companies of New Mountain or its Affiliates, on the other hand, on an arm’s-length basis on terms that would be available from a negotiation with a non-affiliated third-party, and (iii) customary indemnification rights pursuant to any agreements entered into prior to the date hereof; provided that the foregoing shall not apply to any issuance of Common Stock pursuant to the Advisory Agreement, and to the extent required pursuant to applicable Law, the Charter or Bylaws, the Board shall vote in favor of such issuance to the extent such issuance is required pursuant to the terms of the Advisory Agreement. For the avoidance of doubt, (y) except for the Advisory Agreement and the issuance of Common Stock pursuant to the Advisory Agreement, all transactions with Affiliate Transaction Parties, including the performance of transactions under agreements that were in effect prior to the date hereof, are subject to the approval by a majority of the Board and, except as provided in clause (i), (ii) or (iii) of the immediately preceding sentence, require the approval of a majority of the Board, excluding any Directors solely appointed by the applicable Affiliate Transaction Party and (z) each Director designated by the holders of Common Stock shall be deemed for purposes of this Section 2.2(c) to be designated solely by the Stockholder, or by each member of the group of Stockholders, that holds a majority of the Common Stock. Each Stockholder hereby waives, on behalf of itself and its Affiliate Transaction Parties, any rights under agreements entered into prior to the date hereof, except as provided in clause (i), (ii) or (iii) of the first sentence of this Section 2.2(c), that are inconsistent with this Section 2.2(c). Notwithstanding the foregoing, the following payments under the Advisory Agreement shall not require approval by the Board: (1) the payment of cash management fees pursuant to the Advisory Agreement that do not exceed in the aggregate in any calendar year $1.0 million or (2) indemnifications and the reimbursement of expenses, in each case pursuant to the Advisory Agreement; pro-vided, that, upon the occurrence and during the continuance of an Event of Default or event of de-fault under the Series A Preferred Stock Documents, or under the Credit Agreement or other Senior Indebtedness, such cash fees may accrue, but not be payable in cash during such period, but all such accrued amounts may be payable in cash upon the cure or waiver of all such Events of De-fault and events of default.

(d)    Under the circumstances set forth in Section 12(b) of the Series A Certificate of Designations, solely for the purposes of implementing and approving the transaction contemplated by Section 12(b) of the Series A Certificate of Designations and Section 1.2(i) of the Series A Investors Rights Agreement, each Stockholder agrees that it shall take all necessary action in its capacity as a Stockholder, including by voting its Equity Securities, to approve any Exit Transaction approved by the Exit Demand Director.

SECTION 2.3    DGCL Section 211. The Stockholders hereby waive any right to bring an action pursuant to Section 211 of the Delaware General Corporation Law to compel an annual meeting of stockholders for the election of directors and hereby agree not to take any action to in support of such action.

ARTICLE III

TRANSFERS

SECTION 3.1    Transfer Restrictions.

(a)    Subject to the Certificate of Designations, except as set forth in Sections 3.1(g), 3.3, 3.4, 3.5 and 3.7 hereof and subject to compliance with Section 3.6, no Stockholder or Permitted Transferee thereof (other than any Warrant Holder, solely with respect to such Warrant Holder’s Warrant Shares) may, directly or indirectly, Transfer Equity Securities to any Person except:

(i)    to any Person that is a Permitted Transferee of such Stockholder; provided, that if at any time such Person ceases to be a Permitted Transferee, such Person shall, and such Stockholder shall cause such Person to, Transfer back to such Stockholder (or to another Permitted Transferee thereof) such Equity Securities;

(ii)    prior to a Qualified IPO, with the approval of the Board, subject to the tag-along provisions of Section 3.3;

(iii)    pursuant to and in accordance with Section 3.3 (as a Tag Offeree), in a Required Sale pursuant to Section 3.4;

(iv)    in a Qualified IPO, pursuant to the exercise of registration rights in accordance with Section 2.3 of the Registration Rights Agreement;

(v)    following a Qualified IPO, in a transaction that is exempt from the registration requirements under applicable securities laws (including, if available, the exemptions provided pursuant to Rule 144) or that is made pursuant to the exercise of registration rights in accordance with the Registration Rights Agreement;

(vi)    at any time, New Mountain, and pursuant to Section 3.5, the other Existing Stockholders, may transfer shares of Convertible Preferred;

(vii)    at any time, from one Convertible Holder to another Convertible Holder;

(viii)    following valid delivery of an Opt-Out Notice to the Company; or

(ix)    a Convertible Holder may pledge its shares of Convertible Preferred to a lender pursuant to such Convertible Holder’s credit facility.

(b)    With respect to the Convertible Holders, Section 3.1(a) shall expire on the second anniversary of the Closing Date.

(c)    No Stockholder shall avoid the restrictions and limitations on Transfer set forth in this Article III by making one or more Transfers of Equity Securities to any Permitted Transferee that it knows or believes will subsequently cease to be a Permitted Transferee of such Stockholder. Each Stockholder agrees that a Transfer of any ownership interest, or an issuance of equity interests, in such Stockholder, or in any Person holding a direct or indirect ownership interest in such Stockholder, for the purposes of avoiding the provisions of this Article III, shall be considered a breach of this Section 3.1 by such Stockholder. Any Transfer or attempted Transfer of Equity Securities by a Stockholder not in compliance with this Agreement shall be null and void ab initio.

(d)    In addition, no Stockholder (other than any Warrant Holder, solely with respect to such Warrant Holder’s Warrant Shares) shall be entitled to Transfer its Equity Securities at any time if such Transfer would:

(i)    result in such Stockholder holding Equity Securities with an aggregate purchase price as of the Closing Date of less than $5,000,000, unless such Transfer would result in a Transfer of all of the Equity Securities held or beneficially owned by such Stockholder, such Transfer is made by a Tag Offeree pursuant to Section 3.3, pursuant to a Required Sale under Section 3.4, or pursuant to a Required Syndication Sale under Section 3.5;

(ii)    violate the Securities Act, or any state (or other jurisdiction) securities or “blue sky” laws applicable to the Company or the Equity Securities, or any other applicable Law;

(iii)    require the registration of such Transferred Equity Securities pursuant to any applicable foreign, federal, provincial or state securities Laws; or

(iv)    cause the Company to become subject to the registration requirements of the U.S. Investment Company Act of 1940, as amended from time to time, or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time.

(e)    Notwithstanding anything to the contrary in this Agreement, in no event shall any Stockholder Transfer any Equity Securities to any Prohibited Foreign Person, or to any Competitor listed on Schedule I (provided that no addition to Schedule I of a Person (or an Affiliate of a Person) identified as a proposed Transferee in a notice from a Stockholder to the Company of an intent to make a Transfer shall be applicable to such Transfer), without the prior approval of the Board (excluding any Director affiliated with the Transferring Stockholder, if applicable).

(f)    In connection with a Transfer of Equity Securities in a transaction that is exempt from the registration requirements under the Securities Act, the Transferring Stockholder shall be required to deliver to the Company customary representations and warranties as to factual matters confirming that such Transfer may be effected without registration under the Securities Act.

(g)    Nothing in this Agreement, including Sections 3.1(a) and 3.1(i), shall restrict in any way BSPI or its Permitted Transferees from making any Legal or Regulatory Transfer and/or Tax Transfer.

(h)    No Warrant Holder shall Transfer Warrant Shares if, as a result of such Transfer, the Company would become obligated to register the Common Stock or any other capital stock of the Company pursuant to Section 12(g) of the Exchange Act.

(i)    Following a Qualified IPO, unless and until such Convertible Holder validly delivers an Opt-Out Notice to the Company, no Convertible Holder (other than New Mountain and its Permitted Transferees) shall Transfer Equity Securities other than (i) to such Convertible Stockholder’s Permitted Transferees, (ii) pursuant to Section 3.3, (iii) in the case of BSPI and its Permitted Transferees, pursuant to Section 3.1(g), (iv) pursuant to the Registration Rights Agreement or (v) with the written consent of the Company.

SECTION 3.2    Rights and Obligations of Transferees. Subject to the following sentence, prior to the consummation of any Transfer by any Stockholder, as a condition to such

Transfer, the proposed Transferee shall agree, pursuant to a joinder hereto, in the form attached as Exhibit A to assume all of the obligations and restrictions in this Agreement to which such Transferring Stockholder is bound and shall thereafter become a Stockholder for purposes of this Agreement. The foregoing shall not apply, following an Initial Public Offering, to any Transfer subject to an effective registration statement under the Securities Act or pursuant to Rule 144 promulgated thereunder.

SECTION 3.3    Tag-Along Rights.

(a)    New Mountain and its Permitted Transferees (the “Tag Offerors”) shall not sell or otherwise effect a sale or other Transfer (other than to a Permitted Transferee or in a transaction pursuant to Section 3.4) of (i) any of its shares of Common Stock unless the terms and conditions of such Transfer include an offer (a “Convertible Holder Offer”), for the same consideration (determined as described below), on the same terms and subject to the same conditions as the offer by the proposed third party transferee to New Mountain to each Convertible Holder who is not the proposed third party transferee (if such purchaser is a Stockholder) or (ii) any of its shares of Common Stock or Convertible Preferred unless the terms and conditions of such Transfer include an offer (an “Existing Stockholder Offer”), for the same consideration, on substantially the same terms and subject to substantially the same conditions as the offer by the proposed third party transferee to New Mountain, to each other Existing Stockholder who is not the proposed third party transferee (if such purchaser is an Existing Stockholder) (collectively, all such Stockholders in (i) and (ii), as applicable, to which an offer is made, the “Tag Offerees”), to include at the option of each Tag Offeree, in the sale or other Transfer to the third party, a number of shares of Equity Securities owned by each Tag Offeree determined in accordance with this Section 3.3. For the avoidance of doubt, a single proposed Transfer may give rise to both a Convertible Holder Offer and an Existing Stockholder Offer.

(b)    AIV-B shall send written notice of such third party offer (the “Inclusion Notice”) to each of the applicable Tag Offerees in the manner specified herein, which Inclusion Notice shall include the material terms and conditions of the proposed Transfer, including (i) the identity of the proposed transferee, (ii) the proposed aggregate and per share price of Common Stock (determined on an As-Converted Basis) and/or Convertible Preferred, as applicable, and the form of consideration (and if such consideration consists in part or in whole of property other than cash, New Mountain will provide such information, to the extent reasonably available to New Mountain, relating to such non-cash consideration as the Tag Offerees may reasonably request in order to evaluate such non-cash consideration, provided, however, that the provision of such information (or lack thereof) shall not affect any Tag Offeree’s rights under this Section 3.3), (iii) the proposed Transfer date, if known, (iv) the number of shares of Common Stock and/or Convertible Preferred, as applicable, to be sold by New Mountain and its Permitted Transferees, (v) the Pro Rata Share(s) applicable to such Convertible Holder Offer or Existing Stockholder Offer, as applicable, and (vi) in the case of a Convertible Holder Offer, to each Convertible Holder, a proposed calculation of the total number of shares of Common Stock held by such Convertible Holder (determined on an As-Converted Basis as of the date of such proposed Transfer). For purposes of this Agreement, “Pro Rata Share” means (A) in the case of a Convertible Holder Offer, a fraction expressed as a percentage, determined by dividing (1) the number of shares of Common Stock to be sold by New Mountain and/or its Permitted Transferees, as applicable, by (2) the total number of shares of Common Stock (on an As-Converted Basis as of the date of such proposed Transfer) held by New Mountain and/or its Permitted Transferees, as applicable, (B) in the case of an Existing Stockholder Offer involving the sale of Common Stock, a fraction expressed as a percentage, determined by dividing (1) the number of shares of Common Stock to be sold by New Mountain and/or its Permitted Transferees, as applicable, by (2) the total number of shares of Common Stock (on an As-Converted Basis as of the date of such proposed Transfer) held by New Mountain and/or its Permitted Transferees, as applicable, and (C) in the case of an Existing Stockholder Offer involving the sale of Convertible Preferred, a fraction expressed as a percentage, determined by dividing (1) the number of shares of Convertible Preferred to be sold by New Mountain and/or its Permitted Transferees, as applicable, by (2) the total number of shares of Convertible Preferred held by New Mountain and/or its Permitted Transferees, as applicable.

(c)    Each Tag Offeree shall have the right (an “Inclusion Right”), exercisable by delivery of a notice to New Mountain at any time within ten (10) Business Days after receipt of the Inclusion Notice, to sell to such third party transferee, and upon the same terms and conditions set forth in the Inclusion Notice, (i) in the case of a Convertible Holder Offer, the number of shares of Common Stock (on an As-Converted Basis as of the date of such proposed Transfer) requested to be included by such Tag Offeree, which number shall not exceed a number of such Tag Offeree’s shares of Convertible Preferred equal to the product of (A) such Tag Offeree’s total number of shares of Common Stock (on an As-Converted Basis as of the date of such proposed Transfer) multiplied by (B) the applicable Pro Rata Share, (ii) in the case of an Existing Stockholder Offer, (A) the number of shares of Common Stock requested to be included by such Tag Offeree, which number shall not exceed a number of such Tag Offeree’s shares of Common Stock equal to the product of (1) such Tag Offeree’s total number of shares of Common Stock multiplied by (2) the applicable Pro Rata Share and/or (B) the number of shares of Convertible Preferred requested to be included by such Tag Offeree, which number shall not exceed a number of such Tag Offeree’s shares of Convertible Preferred equal to the product of (1) such Tag Offeree’s total number of shares of Convertible Preferred multiplied by (2) the applicable Pro Rata Share, it being understood that the failure to exercise such right within such time period specified above shall be deemed to constitute a waiver of all of such Tag Offeree’s rights with respect to such proposed sale or Transfer and any such exercise of the Inclusion Right shall be irrevocable, provided that the proposed sale is consummated at a price no less favorable and on the same terms and conditions as those set forth in the Inclusion Notice. Each Tag Offeree shall take any and all actions required such that the Transfer of its shares of Common Stock and/or Convertible Preferred pursuant to an Inclusion Right shall be effected free and clear of all liens, including any liens permitted pursuant to Section 3.1(a)(ix); provided that in the event there is reason to believe that there exists an unreleased stock pledge or that the shares of Common Stock and/or Convertible Preferred to be Transferred by such Tag Offeree otherwise cannot be transferred free and clear of all liens, the applicable Tag Offeror may exclude such Tag Offeree from such Transfer of its applicable Equity Securities pursuant to an Inclusion Right if such Tag Offeree fails to provide adequate assurance of compliance with this sentence.

(d)    If the proposed third party transferee is unwilling to purchase all of the applicable Equity Securities proposed to be sold or Transferred by New Mountain and all exercising Tag Offerees (determined in accordance with Section 3.3(c)), then the applicable Pro Rata Share of each Tag Offeree shall be deemed to be reduced by the same percentage for all Tag Offerees (and the maximum permissible Transfer amounts pursuant to Section 3.3(c) recalculated) so as to permit New Mountain (whose proposed Transfer amount shall be reduced by the same percentage) and each exercising Tag Offeree to sell the amount of applicable Equity Securities that the proposed third party transferee is willing to purchase. The Tag Offerees and New Mountain shall sell to the proposed third party transferee the applicable Equity Securities proposed to be Transferred by them in accordance with this Section 3.3 at the time and place provided for the closing in the Inclusion Notice, or at such other time and place as the holders of a majority of the voting power of the applicable Equity Securities to be Transferred and the proposed third party transferee shall agree; provided, that, if requested by New Mountain or the proposed Transferee (with the consent of New Mountain), shares of Convertible Preferred to be Transferred in a Convertible Holder Offer may be converted to Common Stock immediately prior to, and subject to the completion of, such Transfer. Notwithstanding the foregoing, no Tag Offeree shall be entitled to Transfer applicable Equity Securities pursuant to an Inclusion Right conferred pursuant to this Section 3.3 in the event that, notwithstanding the delivery of an Inclusion Notice pursuant to this Section 3.3, New Mountain fails to consummate the Transfer of such Equity Securities which gave rise to such Inclusion Right. New Mountain shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer. No Stockholder nor any Affiliate of any such Stockholder shall have any liability to any other Stockholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any such proposed Transfer except to the extent such Stockholder shall have failed to comply in any material respect with the provisions of this Section 3.3.

(e)    In connection with any such Transfer, each Tag Offeree participating in such Transfer must agree to make the same customary representations, warranties, covenants and indemnities, to the extent applicable, as New Mountain; provided that, (i) no such Tag Offeree shall be required to make representations and warranties or covenants or provide indemnities as to any other Stockholder or for breach by any other Stockholder and no such Tag Offeree shall be required to make any representations and warranties (but, subject to clause (iii) below, shall be required to provide several but not joint indemnities with respect to breaches of representations and warranties made by the Company or its Subsidiaries if New Mountain is also required to do so) about the business of the Company or its Subsidiaries, (ii) no Tag Offeree shall be liable for the breach of any covenant by any other Tag Offeree or New Mountain, (iii) notwithstanding anything in this Section 3.3(e) to the contrary, any liability relating to representations, warranties and covenants (and related indemnities) and other indemnification obligations regarding the business of the Company assumed in connection with the Transfer shall be shared by all exercising Tag Offerees and New Mountain pro rata (based on aggregate proceeds received) and in any event shall not exceed the proceeds received (including any escrow of proceeds) and (iv) no Tag Offeree shall be obligated to enter into any non-compete, non-solicitation or other post-closing covenant that restricts its activities in any way. The Company or New Mountain shall bear the costs of the proposed Transfer (including the costs of the exercising Tag Offeree to the extent such costs are incurred for the benefit of all Stockholders Transferring the applicable Equity Securities in the proposed Transfer) to the extent not paid or reimbursed by the proposed third party transferee, and the aggregate proceeds payable to each Tag Offeree participating in such Transfer will be reduced by such Tag Offeree’s Pro Rata Share (based on aggregate proceeds received) of such costs and the amount so reduced shall be used to pay or reimburse the Company and New Mountain, as applicable, for such costs.

(f)    Each Tag Offeree that exercises its right pursuant to this Section 3.3 shall receive the same form of consideration for its share of the applicable Equity Securities as is to be received by New Mountain (other than as such Tag Offeree may consent to a different form of consideration).

(g)    In the case of any Employee Stockholder holding Options or Restricted Shares, the Tag Offeree rights described under this Section 3.3 shall apply only to the Pro Rata Share of Options and Restricted Shares to the extent vested at the time of the proposed Transfer and, in the case of Options, the Employee Stockholder’s rights under this Section 3.3 will be contingent upon the Employee Stockholder’s exercise of such Pro Rata Share of Options in accordance with the terms thereof prior to or at the time of such proposed Transfer; provided, however, that if, immediately following the proposed Transfer, New Mountain and its Permitted Transferees will, directly or indirectly, beneficially own less than 25% of the outstanding Equity Securities of the Company, then the Employee Stockholder’s rights under this Section 3.3 will also apply to the Pro Rata Share of any unvested Options and unvested Restricted Shares which by their terms are eligible to vest based solely on the passage of time (and irrespective of performance-vesting conditions) and, in the case of any such unvested Options, the Employee Stockholder will be given an opportunity to exercise such Pro Rata Share of unvested Options prior to or at the time of such proposed sale or Transfer and the Employee Stockholder’s rights under this Section 3.3 will be contingent upon the Employee Stockholder’s exercise of such Pro Rata Share of unvested Options in accordance with the terms thereof prior to or at the time of such proposed sale or Transfer.

(h)    Any Stockholder’s right to participate in a proposed sale or Transfer pursuant to this Section 3.3 shall be contingent on such Stockholder’s compliance with each of the provisions hereof and such Stockholder’s willingness to execute and deliver such documents in connection therewith as may be reasonably requested by New Mountain.

(i)    The provisions of this Section 3.3 shall terminate upon the consummation of a Qualified IPO; provided that following consummation of a Qualified IPO, if New Mountain or its Permitted Transferee effects a Transfer of Equity Securities in an unregistered offering to a third party investor, other than a broker-dealer transaction, the provisions of this Section 3.3 shall survive in connection with such Transfer. Notwithstanding the foregoing, any Stockholder, who holds a number of shares of Common Stock (or Common Stock Equivalents representing a number of shares of Common Stock) that is less than 15% of the number of shares of Common Stock (or, to the extent Common Stock has not been issued in respect of such Common Stock Equivalents, Common Stock Equivalents representing a number of shares of Common Stock) that such Stockholder held as of the date such Stockholder first acquired Common Stock or Common Stock Equivalents may, at any time, validly deliver an Opt-Out Notice to the Company. Upon valid delivery by any Stockholder to the Company of an Opt-Out Notice under this Agreement or the Registration Rights Agreement, all of such Stockholder’s rights under this Section 3.3 (and under Section 3.7) shall terminate automatically, and without further action by the Company or any other Person.

SECTION 3.4    Drag Along Right.

(a)    Notwithstanding anything contained in this Article III to the contrary, if New Mountain receives an offer to purchase or otherwise desires to Transfer to a Person (the “Acquiror”) who is not an Affiliate or Permitted Transferee of New Mountain (a “Sale Proposal”) a number of Equity Securities, including Equity Securities owned by other Stockholders electing to participate with New Mountain in such Sale Proposal, or otherwise desires to effect a transaction (which, for the avoidance of doubt, may be in one or a series of related transactions and/or in the form of a merger, consolidation, stock and/or asset purchase or any other form), in each case, that results in a Change of Control (each, a “Required Sale”), then New Mountain may, in its sole discretion, deliver a written notice (a “Required Sale Notice”) with respect to such Sale Proposal at least ten (10) Business Days prior to the anticipated closing date of such Required Sale to the other Stockholders requiring them to sell or otherwise Transfer their Equity Securities to the Acquiror in accordance with the provisions of this Section 3.4.

(b)    The Required Sale Notice will include the material terms and conditions of the Required Sale, including (i) the identity of the Acquiror, (ii) the proposed aggregate and per share price of Common Stock (determined on an As-Converted Basis), as applicable, and the form of consideration (and if such consideration consists in part or in whole of property other than cash, New Mountain will provide such information, to the extent reasonably available to New Mountain, relating to such non-cash consideration as the other Stockholders may reasonably request in order to evaluate such non-cash consideration, provided, however, that the provision of such information (or lack thereof) shall not relieve any Stockholder of its obligation to sell or otherwise Transfer its Equity Securities under this Section 3.4), (iii) the proposed Transfer date, if known, (iv) the number of shares of Common Stock and/or Convertible Preferred, as applicable, to be sold by New Mountain and its Permitted Transferees, (v) the percentage of the aggregate number of outstanding shares of Common Stock proposed to be Transferred (determined on an As-Converted Basis as of the date of such proposed Transfer) and (vi) to each Convertible Holder, a proposed calculation of the total number of shares of Common Stock held by such Convertible Holder (determined on an As-Converted Basis as of the date of such proposed Transfer). New Mountain will deliver or cause to be delivered to each other Stockholder copies of all transaction documents relating to the Required Sale.

(c)    Each Stockholder, upon receipt of a Required Sale Notice, shall, subject to the last sentence of Section 6(c) of the Certificate of Designations, be obligated to sell or otherwise Transfer the same proportion (and, if applicable, mix) of its shares of Common Stock (determined on an As-Converted Basis as of the date of such proposed Transfer) as is being Transferred by New Mountain and participate in the Required Sale contemplated by the Sale Proposal, to vote, if required by this Agreement or otherwise, its Equity Securities in favor of the Required Sale at any meeting of the Stockholders called to vote on or approve the Required Sale and/or to consent in writing to the Required Sale, to waive all dissenters’ or appraisal rights, if any, in connection with the Required Sale, to enter into agreements relating to the Required Sale, to agree (as to itself) to make to the Acquiror the same customary representations, warranties, covenants (provided that no Stockholder shall be obligated to agree to any non-compete or non-solicitation provisions or other post-closing covenant that restricts its activities in any way), indemnities and agreements as New Mountain agrees to make in connection with the Required Sale, and to take or cause to be taken all other actions as may be reasonably necessary to consummate the Required Sale; provided, that (i) unless otherwise agreed by such Stockholder, such Stockholder shall not be required to make representations and warranties or provide indemnities as to any other Stockholder or for breach by any other Stockholder and no such Stockholder shall be required to make any representations and warranties (but, subject to clause (iii) below, shall be required to provide several but not joint indemnities with respect to breaches of representations, warranties made by the Company or its Subsidiaries) about the business of the Company or its Subsidiaries, (ii) no such Stockholder shall be liable for the breach of any covenant by any other Stockholder, (iii) notwithstanding anything in this Section 3.4(c) to the contrary, any liability relating to representations and warranties and covenants (and related indemnities) and other indemnification obligations regarding the business of the Company or its Subsidiaries assumed in connection with the Required Sale shall be shared by all Stockholders pro rata based on aggregate proceeds received in the Required Sale and in any event shall not exceed the proceeds received (including any escrow of proceeds). For the avoidance of doubt, nothing in this Section 3.4 obligates any Director to vote in favor of, or otherwise support, any Required Sale. Each Stockholder shall take any and all actions required such that the Transfer of its shares of Common Stock (on an As-Converted Basis) pursuant to a Required Sale shall be effected free and clear of all liens, including any liens permitted pursuant to Section 3.1(a)(ix).

(d)    The Company or New Mountain shall bear the costs of the Required Sale (including any expenses incurred for the benefit of the Company or all Stockholders, and any indemnities, holdbacks, escrows and similar items relating to the Required Sale) to the extent not paid or reimbursed by the proposed third party transferee (other than those that relate to representations or indemnities concerning a Stockholder’s valid ownership of its or his Equity Securities free and clear of all liens, claims and encumbrances or a Stockholder’s authority, power and legal right to enter into and consummate a purchase or merger agreement or ancillary documentation), and the aggregate proceeds payable to each Stockholder participating in such Required Sale will be reduced by such Stockholder’s Pro Rata Share (based on aggregate proceeds received) of such costs and the amount so reduced shall be used to pay or reimburse the Company and New Mountain for such costs.

(e)    New Mountain shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Required Sale. No Stockholder, nor any Affiliate of any such Stockholder, shall have any liability to any other Stockholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Required Sale except to the extent such Stockholder shall have failed to comply with the provisions of this Section 3.4.

(f)    Each Stockholder shall receive the same form of consideration for its Equity Securities as is to be received by New Mountain (other than as such Stockholder may consent to a different form of consideration) pursuant to this Section 3.4.

(g)    Following the consummation of a Qualified IPO, no Required Sale shall be consummated unless the consideration therefor consists solely of cash.

SECTION 3.5    Junior Convertible Drag Along Right.

(a)    Notwithstanding anything contained in this Article III to the contrary, if New Mountain receives an offer to purchase or otherwise desires to Transfer to a Person or Persons (the “Syndicatee(s)”) who is not a Permitted Transferee of New Mountain (a “Syndication Sale Proposal”) a number of shares of Convertible Preferred, including shares of Convertible Preferred owned by other Existing Stockholders electing to participate with New Mountain in such Syndication Sale Proposal (each, a “Participating Existing Stockholder”), then New Mountain may, in its sole discretion and for each such circumstance, deliver a written notice (a “Required Syndication Sale Notice”) with respect to such Syndication Sale Proposal at least three (3) Business Days prior to the anticipated closing date of such Required Syndication Sale to the other Existing Stockholders requiring them to sell or otherwise Transfer their shares of Convertible Preferred to the Syndicatee(s) in accordance with the provisions of this Section 3.5 (a “Required Syndication Sale”). For the avoidance of doubt, none of the holders of Convertible Preferred other than Existing Stockholders and their Permitted Transferees shall be subject to this Section 3.5.

(b)    The Required Syndication Sale Notice will include the material terms and conditions of the Required Syndication Sale, including (i) the identity of the Syndicatee(s), (ii) the proposed aggregate cash purchase price and cash purchase price per share of Convertible Preferred, provided, however, that the provision of such information (or lack thereof) shall not relieve any Existing Stockholder of its obligation to sell or otherwise Transfer its shares of Convertible Preferred under this Section 3.5), (iii) the proposed Transfer date, if known, (iv) the number of shares of Convertible Preferred to be sold in such Syndication Sale Proposal, and (v) the percentage of the aggregate number of outstanding shares of Convertible Preferred held by the Existing Stockholders and their Permitted Transferees proposed to be Transferred. New Mountain will deliver or cause to be delivered to each other Existing Stockholder copies of all transaction documents relating to the Required Syndication Sale.

(c)    Each Existing Stockholder, upon receipt of a Required Syndication Sale Notice, shall be obligated to sell or otherwise Transfer the same proportion of its shares of Convertible Preferred as is being Transferred by New Mountain and participate in the Required Syndication Sale contemplated by the Syndication Sale Proposal, to enter into agreements relating to the Required Syndication Sale, to agree (as to itself) to make to the Syndicatee(s) the same customary representations, warranties, covenants (provided that no Existing Stockholder shall be obligated to agree to any non-compete or non-solicitation provisions or other post-closing covenant that restricts its activities in any way), indemnities and agreements as New Mountain agrees to make in connection with the Required Syndication Sale, and to take or cause to be taken all other actions as may be reasonably necessary to consummate the Required Syndication Sale; provided, that (i) unless otherwise agreed by such Existing Stockholder, such Existing Stockholder may not be required to make representations and warranties or provide indemnities as to any other Existing Stockholder or for breach by any other Existing Stockholder and no such Existing Stockholder shall be required to make any representations and warranties (but, subject to clause (iii) below, shall be required to provide several but not joint indemnities with respect to breaches of representations, warranties made by the Company or its Subsidiaries) about the business of the Company or its Subsidiaries, (ii) no such Existing Stockholder shall be liable for the breach of any covenant by any other Existing Stockholder and (iii) notwithstanding anything in this Section 3.5(c) to the contrary, any liability relating to representations and warranties and covenants (and related indemnities) and other indemnification obligations regarding the business of the Company or its Subsidiaries assumed in connection with the Required Syndication Sale shall be shared by all Existing Stockholders pro rata based on aggregate proceeds received in the Required Syndication Sale and in any event shall not exceed the proceeds received by such Existing Stockholder in the Required Syndication Sale.

(d)    The Company or New Mountain shall bear the costs of the Required Syndication Sale (including any expenses incurred for the benefit of the Company or all Existing Stockholders, and any indemnities, holdbacks, escrows and similar items relating to the Required Syndication Sale) to the extent not paid or reimbursed by the proposed third party transferee (other than those that relate to representations or indemnities concerning an Existing Stockholder’s valid ownership of its or his shares of Convertible Preferred free and clear of all liens, claims and encumbrances or an Existing Stockholder’s authority, power and legal right to enter into and consummate a purchase or merger agreement or ancillary documentation), and the aggregate proceeds payable to each Existing Stockholder participating in such Required Syndication Sale shall be reduced by such Existing Stockholder’s Pro Rata Share (based on aggregate proceeds received) of such costs and the amount so reduced shall be used to pay or reimburse the Company and New Mountain for such costs.

(e)    New Mountain shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any Required Syndication Sale. No Existing Stockholder, nor any Affiliate of any such Existing Stockholder, shall have any liability to any other Existing Stockholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any Required Syndication Sale except to the extent such Existing Stockholder shall have failed to comply with the provisions of this Section 3.5.

(f)    Each Existing Stockholder shall receive the same form of consideration for its shares of Convertible Preferred as is to be received by New Mountain (other than as such Participating Existing Stockholder may consent to a different form of consideration) pursuant to this Section 3.5.

(g)    The provisions of this Section 3.5 shall terminate on the consummation of a Qualified IPO.

SECTION 3.6    Void Transfers. Transfers of Equity Securities may only be made in strict compliance with all applicable terms of this Agreement, and, to the fullest extent permitted by Law, any purported Transfer of Equity Securities that does not so comply with all applicable terms of this Agreement shall be null and void and of no force or effect, and the Company shall not recognize or be bound by any such purported Transfer and, to the extent applicable, shall not effect any such purported Transfer on the share ledger.

SECTION 3.7    Existing Stockholders Piggyback Right. Following the consummation of a Qualified IPO until the valid delivery of an Opt-Out Notice to the Company, to the extent New Mountain or its Permitted Transferees participates in any registered offering of Equity Securities, then the Existing Stockholders (other than New Mountain) and any other Employee Stockholders shall have piggyback rights with respect to such registered offering pursuant to the terms of the Registration Rights Agreement as though such Existing Stockholders or Employee Stockholders were “Stockholders” thereunder, subject to the terms and conditions of the Registration Rights Agreement and each Existing Stockholder or Employee Stockholder hereby agrees to be bound by the obligations of the Registration Rights Agreement as if it were a “Stockholder” thereunder.

SECTION 3.8    Opt-Out Notice. Any Stockholder, who, together with its Permitted Transferees, holds a number of shares of Common Stock (or Common Stock Equivalents representing a number of shares of Common Stock) that is less than 15% of the number of shares of Common Stock (or, to the extent Common Stock has not been issued in respect of such Common Stock Equivalents, Common Stock Equivalents representing a number of shares of Common Stock) that such Stockholder held as of the date such Stockholder first acquired Common Stock or Common Stock Equivalents may, at any time, validly deliver an Opt-Out Notice to the Company. Upon valid delivery by any Stockholder to the Company of an Opt-Out Notice under this Agreement, all of such Stockholder’s rights under Section 3.3 and Section 3.7 (as well as such Stockholder’s rights under the Registration Rights Agreement) shall terminate automatically, and without further action by the Company or any other Person. For the avoidance of doubt, no transferee in a transfer of shares from a Stockholder that has delivered a valid Opt-Out Notice shall be required to become a party to this Agreement.

ARTICLE IV

EQUITY PURCHASE RIGHTS

SECTION 4.1    Preemptive Rights.

(a)    Prior to the consummation of a Qualified IPO, if the Company or any Subsidiary of the Company proposes to issue additional Equity Securities (the “Offered Interests”) to any Person other than to the Company or another Subsidiary of the Company, the Company shall deliver to each Stockholder (each, a “Preemptive Participant”) a written notice (the “Preemptive Notice”) of such proposed issuance at least eighteen (18) Business Days prior to the date of the proposed issuance (the period from the effectiveness (pursuant to Section 8.9) of such notice until the expiration of such fifteen (15) Business Day period, the “Subscription Period”). Such notice shall include, to the extent applicable, (i) the amount, kind and terms of the Offered Interests to be included in the issuance by the Company, (ii) the price of the Offered Interests to be included in the issuance and (iii) the proposed issuance date, if known.

(b)    Each Preemptive Participant shall have the option, exercisable at any time during the first fifteen (15) Business Days of the Subscription Period by delivering an irrevocable written notice to the Company (except as otherwise provided in this Section 4.1) and on the same terms and conditions as those of the proposed issuance of Offered Interests, to irrevocably subscribe to purchase up to such number or amount, as applicable, of Offered Interests as is equal to the product of (A) the number or amount of such Offered Interests (including securities exercisable for or convertible into Equity Securities) to be offered and (B) a fraction the numerator of which is the number of shares of Common Stock (determined on an As-Converted Basis as of the date of such proposed issuance) owned by such Preemptive Participant, and the denominator of which is the total number of shares of Common Stock (determined on an As-Converted Basis as of the date of such proposed issuance) owned by all Stockholders (such fraction, the “Participation Percentage”), in each case, on the same terms and conditions as are to be provided to the proposed purchaser in the issuance in question. If a Preemptive Participant does not exercise such option in accordance with the above requirements, it shall be deemed to have waived all of its rights with respect to such issuance as described in the Preemptive Notice. If fewer than all of the Preemptive Participants elect to purchase their respective Participation Percentages of the Offered Interests, then the Company shall deliver a notice (a “Top-Up

Notice”) to each Preemptive Participant electing to purchase its Participation Percentage of such Offered Interests (each a “Fully-Participating Holder”), which Top-Up Notice shall include the number of Offered Interests that remain unsubscribed (the “Additional Offered Interests”). Each Fully-Participating Holder shall have the option, exercisable during the three (3) Business Day period immediately following the delivery of the Top-Up Notice, by delivering an irrevocable written notice to the Company, to subscribe to purchase up to such number or amount, as applicable, of Additional Offered Interests as is equal to the product of (A) the number or amount of such Additional Offered Interests and (B) such Fully-Participating Holder’s Participation Percentage, in each case, on the same terms and conditions as are to be provided to the proposed purchaser in the issuance in question.

(c)    If at the end of the ninetieth (90th) day after the date of the effectiveness of the Preemptive Notice (as such period may be extended to obtain any required regulatory approvals), the Company has not completed the issuance, (i) each Preemptive Participant shall be released from their obligations under the written commitment, (ii) the Preemptive Notice shall be null and void, and (iii) it shall be necessary for a separate Preemptive Notice to be furnished, and the terms and provisions of this Section 4.1 separately complied with, in order to consummate such issuance.

(d)    In the event that the participation in the issuance by any Preemptive Participant, as a purchaser would, due to the nature of such Preemptive Participant and not due to the nature of the Company or the Preemptive Participants as a whole, require under applicable Law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the issuance, or (ii) the provision to such Preemptive Participant of any specified information regarding the Company or any of its Subsidiaries or the securities to be issued that is not otherwise required under applicable Law to be provided for the issuance, such Preemptive Participant shall not have the right to participate in the issuance.

(e)    Each Preemptive Participant shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order to expeditiously consummate each issuance pursuant to this Section 4.1.

(f)    Notwithstanding the requirements of this Section 4.1, the Company may proceed with any issuance of Offered Interests that would otherwise be subject to this Section 4.1 prior to having complied with the provisions of this Section 4.1; provided, that the Company shall:

(i)    provide to each Preemptive Participant in connection with such issuance (A) prompt notice of such issuance (which notice, in any event, shall be provided not later than ten (10) days after such issuance) and (B) the Preemptive Notice in which the actual price of the Offered Interests shall be set forth;

(ii)    within a reasonable period of time following the issuance, offer to issue (or have Transferred) to each Preemptive Participant, such number or amount of Offered Interests issued in the issuance as may be requested by such Preemptive Participant (not to exceed the Participation Percentage that the Preemptive Participant would have been entitled to pursuant to this Section 4.1 multiplied by the sum of (a) the number or amount of Offered Interests included in the issuance and (b) the maximum aggregate number or amount of Offered Interests to be issued pursuant to this Section 4.1(f) with respect to such issuance) on the same terms and conditions with respect to such Offered Interests as New Mountain received;

(iii)    keep such offer open for a period of fifteen (15) Business Days, during which period, the Preemptive Participant may accept such offer by sending an irrevocable written acceptance to the Company and New Mountain committing to purchase in accordance with the procedures set forth in Section 4.1(b), an amount of such Offered Interests (not to exceed the amount specified in the offer made pursuant to Section 4.1(f)(ii)); and

(iv)    if fewer than all of the Preemptive Participants elect to purchase their respective Participation Percentages of the Offered Interests, follow the procedures set forth in the last sentence of Section 4.1(b) to allocate any unsubscribed Offered Interests.

(g)    In the case of the issuance or sale of Offered Interests that are subject to this Section 4.1 for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the value of the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(h)    The provisions of this Section 4.1 shall not apply to issuances by the Company as follows:

(i)    any issuance to the Company or any wholly owned Subsidiary of the Company;

(ii)    the issuance of the Common Stock, the Convertible Preferred, the Series A Preferred and the Warrants on the date hereof, and any issuance of Series A Preferred or increase in liquidation preference thereof contemplated by the terms of the Series A Preferred Stock Documents (including any dividends declared, made or paid pursuant to Section 5 of the Series A Certificate of Designations), or upon the exercise or conversion of any Equity Securities in accordance with the terms thereof, including the Convertible Preferred, Warrants or other convertible securities, options or warrants;

(iii)    any issuance of Equity Securities representing not more than 5% of the aggregate Common Stock issued and outstanding on a fully diluted basis, to officers, employees, directors or consultants (other than a Stockholder (excluding any Employee Stockholder and its Permitted Transferees) or an Affiliate thereof) of the Company or its Subsidiaries in connection with such Person’s employment or consulting arrangements with the Company or its Subsidiaries or service on the Board or the board of a Subsidiary, in each case to the extent approved by the Board or the applicable committee of the Board or pursuant to an employment benefit plan, incentive award program or other compensation arrangement;

(iv)    any issuance of Equity Securities to the extent approved by the Board in the case of an issuance by the Company, (A) as consideration in any direct or indirect business combination or acquisition transaction involving the Company or any of its Subsidiaries, including with respect to a Change of Control, (B) in connection with any joint venture or strategic partnership entered into primarily for purposes other than raising capital (as determined by the Board) or (C) to financial institutions, commercial lenders, broker/finders or any similar party, or their respective designees, as “equity kickers” in connection with the incurrence or guarantee of Indebtedness by the Company or any of its Subsidiaries;

(v)    any issuance of Equity Securities in a Qualified IPO;

(vi)    the issuance of Equity Securities (of any class) to the Stockholders in connection with any stock split or stock dividend paid on a proportionate basis to all holders of the affected class of Equity Securities (including, if the affected class is the Common Stock, the holders of the Convertible Preferred on an As-Converted Basis); or

(vii)    any issuance of Equity Securities pursuant to the Advisory Agreement.

(i)    The provisions of this Section 4.1 shall terminate upon the completion of the Qualified IPO.

ARTICLE V

INITIAL PUBLIC OFFERING

SECTION 5.1    Qualified IPO.

(a)    Notwithstanding anything to the contrary herein, but subject to Section 5.1(b), from the date hereof, New Mountain shall have the sole right to initiate an Initial Public Offering on a recognized international stock exchange, and to determine the timing, manner and all other terms and conditions of an Initial Public Offering, including whether such offering shall include a primary or secondary offering of securities (or both) and the selection of underwriters, and to take any and all actions desirable and necessary in connection with an Initial Public Offering.

(b)    Following the fifth anniversary of the date hereof, so long as BSPI continues to hold shares of Convertible Preferred, BSPI shall also have the right to initiate a Qualified IPO and to make the other determinations set forth in Section 5.1(a).

(c)    New Mountain and the Existing Stockholders will agree to lock-up restrictions and other limitations and obligations as are customary and any Stockholder who is a Key Employee shall, in connection with such Qualified IPO, agree to customary restrictions and other obligations imposed by the underwriters for such Qualified IPO; provided, that such restrictions shall not be more restrictive to such Stockholders than the restrictions to be imposed on BSPI and New Mountain.

(d)    In connection with the consummation of a Qualified IPO, the Company and the Stockholders who continue to hold Equity Securities shall cooperate reasonably with each other and negotiate in good faith amendments to the provisions of Article 2 and other appropriate provisions to be included in a new or revised stockholders’ agreement and/or other agreements to be entered into at such time.

(e)    In the event of a public offering of capital stock of a Subsidiary pursuant to an effective registration statement under the Securities Act, the Company shall distribute the capital stock of such Subsidiary (other than the shares issued in such offering) to the Stockholders, ratably based on their Common Stock ownership (determined on an As-Converted Basis as of the effective date of such offering) and shall provide registration rights to the Stockholders with respect to such Subsidiary capital stock as contemplated by the Registration Rights Agreement.

(f)    Following the termination of the Board appointment rights after a Qualified IPO, BSPI will continue to have the right to designate a director to the Board for so long as BSPI holds at least 50% of the number of shares of Common Stock issued upon conversion of the Convertible Preferred that BSPI held as of the Closing Date, and the Company and each Stockholder shall take such actions as are necessary to cause BSPI’s designee to be elected to the Board.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1    Representations and Warranties of the Company. The Company hereby represents and warrants to the Stockholders that as of the date of this Agreement:

(a)    (i) it is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) it has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement; (iii) it is in compliance with all laws, orders, writs and injunctions; and (iv) it has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except in each case, referred to in clauses (i), (ii), (iii) or (iv), to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)    the execution, delivery and performance by the Company of this Agreement and the performance of its obligations under this Agreement (i) have been duly authorized by all necessary corporate action on the part of the Company and (ii) does not contravene the terms of any of the Company’s Organization Documents;

(c)    this Agreement has been duly executed and delivered by the Company; and

(d)    this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 6.2    Representations and Warranties of the Stockholders. Each Stockholder, on behalf of itself and not any other Stockholder, hereby represents and warrants to the Company that as of the time such Stockholder becomes a party to this Agreement:

(a)    if such Stockholder (i) is a Person duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, to the extent such concept exists in such jurisdiction, (ii) has all requisite organizational power and authority to execute, deliver and perform its obligations under this Agreement and (iii) is duly qualified and in good standing (to the extent such concept exists in the applicable jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification; except in each case, referred to in clauses (i), (ii) or (iii), to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)    the execution, delivery and performance by the Stockholder of this Agreement and the performance of its obligations under this Agreement (i) have been duly authorized by all necessary corporate or other organizational action and (ii) does not contravene the terms of any of such Stockholder’s organization documents;

(c)    this Agreement has been duly executed and delivered by each Stockholder that is a party hereto; and

(d)    this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.1    Confidential Information.

(a)    The Company will not (and will cause its Subsidiaries and Affiliates not to) disclose any Transaction Document, their respective terms or substance or the activities of the Stockholders pursuant hereto or thereto, directly or indirectly, to any other Person (including other holders, purchasers, underwriters, placement agents, other investors, advisors or any similar Persons), except that this Section 7.1(a) will not apply to (i) disclosures to New Mountain, BSPI and the Company’s Representatives on a confidential and need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to keep such Information confidential), (ii) disclosures consented to in writing by the Board (which disclosures will be subject to customary confidentiality restrictions unless required by Law) (iii) information to the extent such information becomes publicly available other than by reason of improper disclosure in violation of the Company’s obligations owing to the Stockholders, (iv) disclosures made pursuant to the order of any court or administrative agency in any pending Proceeding, or otherwise as required by applicable Law, compulsory legal process, or the rules and requirements of any securities exchange or to the extent requested or required by a Governmental Authority, in each case, based on the reasonable advice of the Company’s legal counsel (so long as, to the extent permitted by Law, compulsory legal process, or the rules and requirements of any securities exchange, the Company informs the Stockholders thereof as promptly as practicable and uses commercially reasonable efforts to obtain confidential treatment or a protective order over such disclosure), (v) disclosures in connection with the enforcement of the Company’s rights hereunder, so long as the Company uses commercially reasonable efforts to obtain confidential treatment in connection with any Proceeding, and (vi) disclosures to the extent substantially similar to other public disclosures prior to the Closing Date or approved in accordance with this Section 7.1. The Company shall be liable to the Stockholders for any breach of this Section 7.1(a) by its and its Affiliates’ Representatives.

(b)    Each Stockholder agrees to maintain the confidentiality of the Information provided pursuant to this Agreement and any other Transaction Document in connection with the transactions contemplated hereby or thereby, except that Information may be disclosed (i) to its Affiliates and its and its Affiliates’ managers, administrators, directors, officers, employees, trustees, partners, investors, prospective investors, managed accounts, limited partners, lenders, funding sources, investment advisors, rating agencies and agents, including accountants, legal counsel and other advisors on a “need to know basis” (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agree to be bound by the terms of this paragraph or language substantially similar to this paragraph, and the applicable Stockholder would be liable for the disclosure of any Information by any such Person in breach of the terms of this Agreement); (ii) to the extent required or requested by any Governmental Authority or self-regulatory authority having or asserting jurisdiction over such Person (including any Governmental Authority regulating any Stockholder or its Affiliates); provided that such Stockholder agrees that it will notify the Company as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory or self-regulatory authority) unless such notification is prohibited by law, rule or regulation; (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; provided that such Stockholder agrees that it will notify the Company as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory or self-regulatory authority) unless such notification is prohibited by law, rule or regulation; (iv) to any other party to this Agreement; (v) to a Federal Reserve Bank or any central bank having jurisdiction over any Stockholder; (vi) with the prior written consent of the Company; (vii) to the extent such Information becomes publicly available other than as a result of a breach of this Section 7.1 or other obligation of confidentiality owed to the Company, New Mountain, BSPI or their respective Affiliates or becomes available to the Stockholders or any of their respective Affiliates on a non-confidential basis from a source other than any party or their respective Related Parties (so long as such source is not known (after due inquiry) to the Stockholders or any of their respective Affiliates to be bound by confidentiality obligations to any party or their respective Affiliates); (viii) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the parties and their Subsidiaries received by it from such Stockholder) or to the CUSIP Service Bureau or any similar organization; (ix) to any actual or potential purchasers, transferees, participants, pledgees or assignees of the Equity Securities or any interest therein or to any direct or indirect contractual counterparty to any swap contract, securitization financing or derivative transaction of the applicable Stockholder or such Stockholder’s Affiliates relating to such Person’s investment in the Equity Securities, in each case, subject to an agreement containing provisions at least as restrictive as those of this Section 7.1 (or as may otherwise be reasonably acceptable to the Company); provided, however, that the Company may deny access to any competitively-sensitive information otherwise to be provided pursuant to the foregoing clause (ix) to any actual or potential purchasers, transferees, participants, pledgees or assignees of the Equity Securities that is a Competitor of the Company and its Subsidiaries to the extent that the Company determines in good faith that the provision of such information to such Person would be competitively harmful to the Company and its Subsidiaries; (x) to the extent such information is independently developed by the Stockholders or any of their respective Affiliates; (xi) for the purposes of establishing a “due diligence” defense; or (xii) in connection with the exercise of any remedies under any Transaction Document or any action or proceeding relating to any Transaction Document or the enforcement of its rights hereunder or thereunder. For the purposes of this Section 7.1(b), “Information” means all information received from the parties hereto relating to any party, its Affiliates or its Affiliates’ directors, officers, employees, trustees, investment advisors or agents, other than any such information that is publicly available to any Stockholder prior to disclosure by any party other than as a result of a breach of this Section 7.1(b) or any other confidentiality obligation owed to any party or their Affiliates.

(c)    Except as permitted by Section 7.1(a), neither the Company nor the Stockholders will issue any press release or other public statement relating to any Transaction Document or the transactions contemplated hereby or thereby without the prior consent of New Mountain, BSPI and the Company (such consent not to be unreasonably withheld), except that the Stockholders may disclose the existence of this Agreement and/or the Equity Securities and relating to the foregoing to market data collectors and similar service providers to the Stockholders in connection with the administration and management of this Agreement and/or the Equity Securities to the extent reasonably required by any of the Stockholders in connection therewith. The Company will provide the Stockholders with reasonable advance notice and a copy of any Form 8-K or other filing made with the SEC or any national securities exchange by the Company or any Subsidiary of the Company that references any of the Stockholders, any Transaction Document or the transactions contemplated hereby or thereby and will consider, and use commercially reasonable efforts to incorporate, in good faith any reasonable comments delivered in writing to the Company by any Stockholders. The press release announcing the execution and delivery of any Junior Convertible Preferred Stock Document, if any, will be in a form previously approved by New Mountain and BSPI.

(d)    The Company grants the Stockholders the right to download copies of its and its Subsidiaries’ respective corporate logos from its and their respective websites and to use such logos in any presentations and other promotional and marketing materials relating to the Stockholders’ investment in the Convertible Preferred, including on any Stockholder’s webpage or similar place for dissemination of customary information on the Internet or worldwide web relating to their respective investments.

(e)    Notwithstanding anything to the contrary set forth herein, each party hereto (and each of their respective Representatives) may disclose to any Person, without limitation, the tax treatment and tax structure of the transactions and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure; provided that, notwithstanding the foregoing, any such information or materials will remain subject to the confidentiality provisions of this Section 7.1 to the extent reasonably necessary to enable the parties and their respective Affiliates and their respective Representatives, stockholders and other equity holders to comply with applicable securities Laws. As used in this Section 7.1(e), “tax structure” means any facts relevant to the federal income tax treatment of the Transactions, but does not include information relating to the identity of any of the parties or their respective Affiliates or any of their respective Representatives.

SECTION 7.2    Business Opportunities; Investment Banking.

(a)    The parties expressly acknowledge and agree that, subject to any applicable restrictive covenants contained in any employment agreement, consulting agreement, grant agreement or similar agreement, or in this Agreement or any other agreement applicable to such Stockholder, (i) none of the Stockholders nor any of their respective Affiliates, nor any Director designated by any of them shall have any obligation to present any business opportunity to the Company or any of its Subsidiaries, even if the opportunity is one that the Company or any of its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no such Person shall be liable to the Company or any of its Subsidiaries or any Stockholder for breach of any fiduciary or other duty, by reason of the fact that such Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or any of its Subsidiaries; provided that, notwithstanding the foregoing, in the event a business opportunity is presented to a Director solely in its capacity as a Director of the Company, such business opportunity shall belong to the Company and its Subsidiaries, and such Director shall have an obligation to present such business opportunity to the Company and its Subsidiaries, as applicable, (ii) each Stockholder and any of its respective Affiliates has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly, engage in the same or similar business activities or lines of business as the Company or any of it its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or stockholder of any other Person, including those lines of business deemed to be competing with the Company or any of its Subsidiaries, and (iii) each Stockholder and any of its respective Affiliates may do business with a potential customer or supplier of the Company or any of its Subsidiaries or may employ or otherwise engage any officer or employee of the Company or any of its Subsidiaries.

(b)    Each Stockholder (for itself and on behalf of the Company) hereby, to the fullest extent permitted by applicable Law, acknowledges and agrees that, (i) in the event of any conflict of interest between the Company or any of its Subsidiaries, on the one hand, and any Stockholder, such Stockholder (or the Director appointed by such Stockholder acting in their capacity as a Director) may act in such Stockholder’s best interest, and (ii) no Stockholder (or the Director appointed by such Stockholder acting in their capacity as a Director) shall be obligated (A) to reveal to the Company or any of its Subsidiaries confidential information belonging to or relating to the business of such Stockholder or (B) recommend or take any action in its capacity as Stockholder or Director, as the case may be, that prefers the interest of the Company or any of its Subsidiaries over the interest of such Stockholder or Director, as the case may be.

(c)    Nothing in any Transaction Document or any other agreement entered into by the Company or any of its Subsidiaries from time to time shall, and the Company agrees not to, require BSPI and its Affiliates, on the one hand, or New Mountain and its Affiliates, on the other hand, to (i) limit or restrict any of its business activities (including, without limitation, business activities of BSPI and its Affiliates or New Mountain and its Affiliates in the same line of business as the Company or investments by BSPI and its Affiliates or New Mountain and its Affiliates, as applicable, in any entity engaged in the same line of business as the Company), or (ii) violate any duty or client confidence. Notwithstanding anything to the contrary in this Agreement, in any of the Transaction Documents or any other agreement entered into from time to time by the Company or any of its Subsidiaries, none of the provisions herein or therein shall in any way limit BSPI and its Affiliates or New Mountain and its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity or other similar activities conducted in the ordinary course of its business. The Company agrees that it will not enter into (or cause to be entered into) any underwriting agreement that would restrict BSPI and its Affiliates or New Mountain and its Affiliates from undertaking any action permitted by this Section 7.2.

SECTION 7.3    Irrevocable Power of Attorney.

(a)    Each of the Stockholders other than the Convertible Holders and the Warrant Holders (the “Non-Convertible Stockholders”) hereby irrevocably appoints AIV-B (and any Affiliate of AIV-B it designates as its successor) (the “Attorney-in-Fact”) as its true and lawful agent attorney-in-fact and proxy, with full power of substitution and re-substitution, in its name, place, and stead, to vote, act by written consent or otherwise take or refrain from taking any action, including pursuant to Sections 3.3 and 3.4, with respect to all Equity Securities now held or hereafter acquired by such Non-Convertible Stockholder. Such power of attorney and proxy is given in consideration of the agreements and covenants set forth herein and, as such, shall be deemed coupled with an interest and shall be irrevocable. Each of the Non-Convertible Stockholders hereby revokes any and all previous proxies or powers of attorney with respect to the Equity Securities and shall not hereafter, unless and until this Agreement terminates or expires pursuant to its terms, purport to grant any other proxy or power of attorney with respect to such Non-Convertible Stockholder’s Equity Securities, deposit any of such Equity Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Equity Securities. On all matters relating to the voting of the Equity Securities, each Non-Convertible Stockholder agrees to vote (or act by written consent or otherwise take action with respect to) all of its Equity Securities as, when, and in the manner directed by the Attorney-in-Fact. Each Non-Convertible Stockholder acknowledges that the Attorney-in-Fact may use its sole discretion to use its power of attorney or proxy to vote (or act by written consent or otherwise take action with respect to) the Equity Securities.

(b)    The provisions of this Section 7.3 shall be binding upon the successors in interest to and any Transferees of any of the Equity Securities held now held or hereafter acquired by the Non-Convertible Stockholders and shall survive until the termination of this Agreement in accordance with its terms.

SECTION 7.4    Information Rights.

For so long as a Convertible Holder (other than an Existing Stockholder and Employee Stockholder) holds shares of Convertible Preferred (each a “Information Rights Convertible Holder”), such Information Rights Convertible Holder shall be entitled to receive the following information:

(a)    Financial Statements.

(i)    The Company shall deliver to the Information Rights Convertible Holders, within 90 days (or in the case of the fiscal year ending December 31, 2017, 120 days) after the end of each fiscal year, a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in stockholders’ equity and cash flows for such fiscal year, setting forth in each case, commencing with the fiscal year ended December 31, 2017, in comparative form the figures for the previous fiscal year, all in reasonable detail (together with, in all cases, customary management discussion and analysis) and prepared in accordance with GAAP, audited and accompanied by a report and opinion of (A) an independent registered public accounting firm of nationally recognized standing or (B) any other independent registered public accounting firm that, in the case of this clause (B), has been approved by (x) the Administrative Agent under the Credit Agreement or (y) if the credit facilities under the Credit Agreement are no longer outstanding, the holders of a majority of the shares of Convertible Preferred, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” explanatory language (other than solely as a result of (I) the impending maturity of any Indebtedness or (II) any actual or potential inability to satisfy any financial covenant on a future date or for a future period) or any qualification or exception as to the scope of such audit;

(ii)    The Company shall deliver to the Information Rights Convertible Holders, within 45 days (or in the case of the fiscal quarters ending March 31, 2018, June 30, 2018 and September 30, 2018, 60 days) after the end of each fiscal quarter of each fiscal year, an unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited (A) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (B) consolidated statements of cash flows for such fiscal quarter and the portion of the fiscal year then ended, setting forth in each case, commencing with the fiscal quarter ended September 30, 2017, in comparative form (x) the figures for the corresponding fiscal quarter of the previous fiscal year and (y) the Projections (as defined below) for the corresponding period, and the corresponding portion of the previous fiscal year, all in reasonable detail (together with, in all cases, customary management discussion and analysis) and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of income or operations and cash flows of the Company and its consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(iii)    Prior to a Qualified IPO, the Company shall deliver to the Information Rights Convertible Holders no later than 90 days after the end of each fiscal year, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed by such Responsible Officer to be reasonable at the time such Projections were furnished, it being understood that such Projections are not to be viewed as facts or as a guarantee of performance or achievement of any particular results and that actual results may vary from such Projections and that such variations may be material and that no assurance can be given that the projected results will be realized;

(iv)    With respect to each fiscal quarter or fiscal year for which financial statements have been delivered pursuant to Section 7.4(a)(i) or (ii), as promptly as practicable after the delivery of the financial statements with respect to such fiscal quarter or fiscal year pursuant to Section 7.4(a)(i) or (ii) (but in any event not later than the date any conference call with respect to such fiscal quarter or fiscal year is held with any agents, lenders, trustee or holders of any Senior Indebtedness), the Company shall hold a telephonic conference call with all Information Rights Convertible Holders who choose to attend such conference call, which conference call may be the same call as the one with the other equityholders of the Company or the lenders to or bond investors of Avantor, on which conference call shall be discussed the financial statements and the results of operations for, and as of the last day of, such fiscal quarter or fiscal year, as applicable (each, a “Quarterly Conference Call”); provided, further that not later than twenty (20) days after the request of New Mountain at any time, the Company shall hold an intraquarterly telephonic conference call with all Information Rights Convertible Holders who choose to attend such conference call (each, an “Intraquarterly Conference Call”), provided, however, that the Company shall not be required to hold more than three (3) such Intraquarterly Conference Calls in any fiscal quarter; and

(v)    Prior to a Qualified IPO, as soon as available, but in any event not later than thirty (30) days after the end of each month beginning with the first full month following the Closing Date, the Company shall deliver to the Information Rights Convertible Holders an unaudited condensed consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such month, and the related unaudited condensed consolidated statements of income or operations and a statement of Consolidated EBITDA for such month and for the portion of the fiscal year ending with such month, excluding in each case adjustments normally recorded only for quarterly and annual periods (such as, for example, income taxes, pension and other postretirement benefits).

Notwithstanding the foregoing, the obligations in Sections 7.4(a)(i)-(iii) and (v) may be satisfied with respect to financial information of the Company and its consolidated Subsidiaries by furnishing (I) the applicable financial statements of Avantor (or any direct or indirect parent of Avantor) and its consolidated Subsidiaries or (II) Avantor’s (or any direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable filed with the SEC; provided that, with respect to clauses (I) and (II), (i) such information is accompanied by information that explains in reasonable detail the differences between the information relating to Avantor (or such parent) and its consolidated Subsidiaries, on the one hand, and the information relating to the Company and its consolidated Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 7.4(a)(i), such materials are accompanied by a report and opinion of (A) an independent registered public accounting firm of nationally recognized standing or (B) any other independent registered public accounting firm that, in the case of this clause (B), has been approved by (x) the Administrative Agent under the Credit Agreement or (y) if the credit facilities under the Credit Agreement are no longer outstanding, by the holders of a majority of the shares of Convertible Preferred, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any

“going concern” explanatory language (other than solely as a result of (i) the impending maturity of any Indebtedness or (ii) any actual or potential inability to satisfy any financial covenant on a future date or for a future period) or any qualification or exception as to the scope of such audit. Notwithstanding the foregoing, to the extent that the business activities, properties or liabilities of the Company, Avantor or such parent changed in any material respect from the business, activities, properties and liabilities of the Company, Avantor or such parent on the Closing Date or include other material activities, properties or liabilities other than those relating to the ownership of any Holding Company, Avantor and their Subsidiaries, New Mountain may, upon written notice to the Company, require that the Company provide the financial statements and audit opinion described in Section 7.4(a)(i) for the Company (and not for Avantor or any direct or indirect parent) no later than the later to occur of (x) the date on which such financial statements are otherwise required to be delivered pursuant to Section 7.4(a)(i) and (y) the date that is 90 days after receipt of such notice and, for the avoidance of doubt, for all successive fiscal years for which financial statements shall be required to be delivered pursuant to Section 7.4(a)(i).

Documents required to be delivered pursuant to Section 7.4(a)(i)-(iii) and (v) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company (or Avantor or any direct or indirect parent of Avantor) posts such documents, or provides a link thereto on the website on the Internet at the website address listed on Schedule II hereto; or (ii) on which such documents are posted on the Company’s (or Avantor’s) behalf on IntraLinks or another relevant website, if any, to which each Information Rights Convertible Holder has access (whether a commercial, third-party website or whether sponsored by the Company or Avantor or any direct or indirect parent of Avantor); provided that the Company (or Avantor or any direct or indirect parent of Avantor) shall notify (which may be by facsimile or electronic mail) the Information Rights Convertible Holders of the posting of any such documents. As a condition to accessing any such posted documents delivered pursuant to Section 7.2(a)(i), (iii) and (v), the Company may require each Information Rights Convertible Holder (or any other Person requesting access to such documents) to certify pursuant to a customary “click-through” certification that it is not a competitor of the Company and its Subsidiaries. Each Information Rights Convertible Holder shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

(b)    Certificates; Other Information.

(i)    Each Information Rights Convertible Holder and the Company hereby acknowledges that (a) the Company will make available to the Information Rights Convertible Holders materials and/or information (the “Company Materials”) by posting the Company Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Information Rights Convertible Holders (each, a “Public Side Stockholder”) may have personnel who do not wish to receive Material Non-Public Information. The Company hereby agrees that it will identify that portion of the Company Materials that does not contain Material Non-Public Information and that (w) all such Company Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Company Materials “PUBLIC”, the Company shall be deemed to have authorized the Information Rights Convertible Holders to treat such Company Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Company Materials constitute Information, they shall be treated as set forth in Section 7.4(b) hereof); (y) all Company Materials marked “PUBLIC” shall be made available by the Company through a portion of the Platform designated “Public-Side Information”; and (z) the Company shall post any Company Materials that are not marked “PUBLIC” on a portion of the Platform not designated “Public-Side Information”; provided that the Company’s failure to comply with this sentence shall not constitute a Default or an Event of Default under this Agreement or any other Junior Convertible Preferred Stock Documents. Notwithstanding the foregoing, the Company shall be under no obligation to mark any Company Materials “PUBLIC”; provided, however, that the following Company Materials shall be deemed to be marked “PUBLIC” unless the Company notifies the Information Rights Convertible Holders promptly that any such document contains Material Non-Public Information: (1) the Junior Convertible Preferred Stock Documents, (2) any notification of changes in the terms of the Convertible Preferred, if applicable, and (3) all information delivered pursuant to Section 7.4(a)(i), (a)(ii), (b)(ii) and (b)(iv) hereof;

(ii)    no later than five days after the actual delivery of the financial statements referred to in Sections 7.4(a)(i) and (ii), the Company shall deliver to the Information Rights Convertible Holders a duly completed compliance certificate signed by a Responsible Officer of the Company substantially in the form of the compliance certificate furnished to the Administrative Agent under Section 6.02 of the Credit Agreement, which shall, among other things, state that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such compliance certificate and specifying the nature and extent thereof and the corrective action taken or proposed to be taken with respect thereto by the Company;

(iii)    promptly after the same are publicly available, the Company shall deliver to the Information Rights Convertible Holders copies of all annual, regular, periodic and special reports and registration statements which the Company, Holdings, Avantor or any Subsidiary files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Information Rights Convertible Holders pursuant to any other clause of this Section 7.4(b);

(iv)    [Intentionally Omitted];

(v)    prior to a Qualified IPO and concurrently with the delivery thereof, the Company shall deliver to the Information Rights Convertible Holders all notices, information and access and inspection rights otherwise furnished to the holders of any Senior Equity, or, if there is no Senior Equity outstanding, the agents, lenders, trustee or holders of any Senior Indebtedness, in each case if not otherwise required to be delivered or provided hereunder; and

(vi)    as promptly as reasonably practicable from time to time following any Information Rights Convertible Holder’s request therefor, the Company shall deliver to the Information Rights Convertible Holders such additional information regarding the business, legal, financial or corporate affairs of the Company or any of its Subsidiaries, or compliance with the terms of the Transaction Documents, as any Information Rights Convertible Holder may reasonably request.

Without limiting any other provisions contained herein or in the other Junior Convertible Preferred Stock Documents, in no event shall the requirements set forth in Section 7.4(a) or (b) require the Company or any of its Subsidiaries to provide any such information (i) which constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Information Rights Convertible Holders (or their respective Representatives or contractors) is prohibited by Law or (iii) which is subject to attorney-client or similar privilege or constitutes attorney work-product.

Upon the reasonable request by no less than 20% of the Information Rights Convertible Holders (a “Significant Information Rights Convertible Holder Group”), the Company shall provide any such Significant Information Rights Convertible Holder Group the reasonable opportunity to consult with management of the Company and its Subsidiaries.

(c)    Notices. Promptly after a Responsible Officer of the Company has obtained knowledge thereof, the Company shall notify the Information Rights Convertible Holders in writing:

(i)    of the occurrence of any Default or Event of Default;

(ii)    of the occurrence of an ERISA Event which could reasonably be expected to result in a Material Adverse Effect;

(iii)    of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Company or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect; and

(iv)    of the occurrence of any other matter or development that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 7.4(c) shall be accompanied by a written statement of a Responsible Officer of the Company delivered to the Information Rights Convertible Holders (x) that such notice is being delivered pursuant to Section 7.4(c)(i), (ii), (iii) or (iv) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Company and its Subsidiaries has taken and proposes to take with respect thereto.

(d)    Other Information. In addition, to the extent not satisfied by the foregoing, for so long as any shares of Equity Securities remain outstanding and are “restricted securities” within the meaning of Rule 144, the Company shall furnish to the Information Rights Convertible Holders and prospective investors, promptly following their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 7.5    VCOC Stockholder.

(a)    With respect to (i) each Stockholder that is operated as a “venture capital operating company” as defined in the Plan Asset Regulations and (ii) any other Stockholder, at the request of such Stockholder and with the consent of the Company in its sole discretion, that intends to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Stockholder”), for so long as the VCOC Stockholder, holds any shares of Common Stock or Convertible Preferred, the Company shall, with respect to each such VCOC Stockholder:

(i)    Provide each VCOC Stockholder or its designated representative with:

(A)    the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, as the VCOC Stockholder shall reasonably request at a time and date as mutually agreed by the Company and such VCOC Stockholder, but not more frequently than one time per calendar quarter;

(B)    provide the VCOC Stockholder or its designated representative and at the request of the VCOC Stockholder and with the consent of the Company in its sole discretion, Affiliates of such VCOC Stockholder, with the information rights set forth in Section 7.4 hereto;

(ii)    Make appropriate Directors and officers of the Company available as reasonably requested by the VCOC Stockholder at a time and date as mutually agreed by the Company and such VCOC Stockholder, but not more frequently than one time per calendar quarter, for consultation with the VCOC Stockholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii)    To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Stockholder or its designated representative in advance with respect to any significant corporate transaction of the Company, and to provide the VCOC Stockholder with the right to consult with the Company with respect to such transactions should the VCOC Stockholder elect to do so, provided that the Company shall be under no obligation to provide the VCOC Stockholder with any material non-public information with respect to such material corporate transaction; and

(iv)    Provide the VCOC Stockholder or its designated representative with such other rights of consultation which the VCOC Stockholder counsel (which may be the in-house counsel of such VCOC Stockholder) may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulation.

(b)    The Board agrees to consider, in good faith, the recommendations of each VCOC Stockholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Board.

SECTION 7.6    Employee Termination.

(a)    If an Employee Stockholder’s employment or service relationship Terminates for any reason, irrespective of whether such Employee Stockholder receives, in connection with such Termination, any severance or other payment from the Company or any of its Affiliates under any employment agreement or otherwise, the Company shall have the right, at its option, exercisable by written notice (which shall set forth the Fair Market Value of the Equity Securities as of the Notice Date) to such Employee Stockholder during the Call Period, to purchase all or any portion of the shares of Equity Securities held by such Employee Stockholder as of the date of such Termination or acquired after the date of Termination.

(b)    Purchase Price

(i)    The purchase price per share of any Equity Security purchased pursuant to Section 7.6(a) from an Employee Stockholder shall be equal to the Fair Market Value of such share of Equity Security, on an As-Converted Basis, as of the Notice Date if an Employee Stockholder’s employment or service relationship is Terminated (i) by the Company or one of its Subsidiaries other than for Cause, or (ii) by the Employee Stockholder with Good Reason prior to the second (2nd) anniversary of the Initial Acquisition Date, or (iii) by the Employee Stockholder whether with Good Reason or without Good Reason on or following the second (2nd) anniversary of the Initial Acquisition Date, or (iv) by reason of the Employee Stockholder’s death, Disability or adjudicated incompetency.

(ii)    The purchase price per share of any shares of Equity Securities purchased pursuant to Section 7.6(a) from an Employee Stockholder shall be equal to the lesser of (i) the Stockholder’s Cost and (ii) the Fair Market Value of such share of Equity Security, on an As-Converted Basis, as of the Notice Date if the Employee Stockholder’s employment or service relationship is Terminated (A) by the Company or one of its subsidiaries for Cause, or (B) by the Employee Stockholder without Good Reason prior to the second (2nd) anniversary of the Initial Acquisition Date.

(iii)    The purchase price per share of any shares of Equity Securities purchased pursuant to Section 7.6(a) that are Restricted Shares on the date hereof and on the date of the Stockholder’s Termination shall be equal to the Stockholder’s Cost.

(c)    All shares of Equity Securities held by any Employee Stockholder after such Employee Stockholder’s employment or service relationship Terminates that the Company does not purchase pursuant to the provisions of Section 7.6(a) shall continue to be subject to the provisions of this Agreement (including the other provisions of this Section 7.6 and Section 7.7).

(d)    Subject to Section 7.6(e), the closing (the “Call Closing”) of any purchase of shares of Equity Securities which the Company has elected to purchase pursuant to Section 7.6(a) (the “Called Shares”) shall take place at the principal office of the Company on the later of (i) fifteen (15) Business Days after the Notice Date, and (ii) if the Employee Stockholder’s employment or service relationship Terminates by reason of death, Disability or adjudicated incompetency, ten (10) days after the appointment of a legal representative (or, in each case, if such day is not a Business Day, then the first Business Day thereafter) (such later date, the “Scheduled Closing Date”). At the Call Closing, the Employee Stockholder shall sell, convey, transfer, assign and deliver to the Company all right, title and interest in and to the Called Shares, which shall constitute (and, at the Call Closing, such Employee Stockholder shall represent, warrant and certify the same to the Company in writing) good and unencumbered title to such Called Shares, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature (other than those in favor of the Company and the New Mountain and its Affiliates pursuant to this Agreement), shall execute with the Company an appropriate transfer instrument, and shall deliver to the Company a certificate representing the Called Shares duly endorsed for transfer, or accompanied by appropriate stock powers duly executed, and with all necessary transfer tax stamps affixed thereto at the expense of such Employee Stockholder, and the Company shall deliver to such Employee Stockholder, in full payment of the purchase price for the Called Shares, either a wire transfer to an account designated by such Employee Stockholder or a cashier’s, certified or official bank check payable to the order of such Employee Stockholder (the method of payment to be at the option of the Company), in an amount equal to the Call Price multiplied by the aggregate number of Called Shares. Notwithstanding anything herein to the contrary, from and after the Notice Date, such Employee Stockholder shall not have any rights with respect to any of the Called Shares (including any rights pursuant to Section 3.3), except to receive the purchase price therefor.

(e)    Notwithstanding the provisions of Section 7.6(d), if the Company exercises its option to purchase Called Shares, but the Company is prohibited from effecting the Call Closing on the Scheduled Closing Date by any contractual obligation of the Company or any of its Affiliates, the terms of any shares of Equity Securities or by applicable law (collectively, “Prohibitions”), then the Call Closing shall take place on the first practicable date on which no Prohibitions are applicable, and, at the Call Closing, the Company shall pay to such Employee Stockholder interest on the unpaid purchase price from and including the Scheduled Closing Date to, but not including, the date of the Call Closing, at the Prime Rate. Each Employee Stockholder hereby agrees that (i) the obligation of the Company to pay the purchase price for the Called Shares (plus interest, if applicable) to the Employee Stockholder pursuant to this Section 7.6 shall be subordinated in right of payment to the obligations owed by Company or any of its subsidiaries under or in respect of the Credit Agreement until the earlier of (A) the payment in full of all obligations of the Company or any of its subsidiaries under the Credit Agreement and (B) the time that the Prohibitions under the Credit Agreement (or otherwise) shall no longer be applicable to payment for the Called Shares and (ii) the Employee Stockholder will provide such agreements or other documents evidencing such subordination as may be requested by the agent or lenders under the Credit Agreement. If at any time the Prohibitions shall cease to be applicable to any portion of the Called Shares not purchased, then the Company shall purchase such portion on the first practicable date on which the Company is permitted to do so.

(f)    Notwithstanding anything to the contrary contained in this Section 7.6, if at any time prior to any Call Closing under this Section 7.6 the Company shall become entitled pursuant to Section 7.7 to purchase any shares of Equity Securities then held by an Employee Stockholder, the Company, at its option, shall be relieved of all of its obligations under this Section 7.6 with respect to the purchase of any Called Shares and the Company’s rights with respect to the purchase of such shares of Equity Securities shall be governed by Section 7.7.

(g)    For the avoidance of doubt, if any Stockholder is a Permitted Transferee of an Employee Stockholder, then any shares of Equity Securities held by such Stockholder shall be subject to repurchase in accordance with this Section 7.6 in the event that such Employee Stockholder’s employment or service relationship Terminates.

SECTION 7.7    Right to Purchase Shares.

(a)    Each Employee Stockholder understands and agrees that the Company has provided for such Employee Stockholder to hold shares of Equity Securities to reward such Stockholders for such Employee Stockholder’s future efforts and loyalty to the Company and its Subsidiaries and Affiliates by giving such Employee Stockholder the opportunity to participate in the potential future appreciation of the Company. Accordingly, to the extent permitted by Law, if (i) such Employee Stockholder engages in any Prohibited Disclosure, or breaches or violates such Employee Stockholder ’s obligations relating to the non-disclosure or non-use of confidential or proprietary information under any Restrictive Agreement to which such Employee Stockholder is a party, (ii) such Employee Stockholder engages in any Prohibited Disparagement, or breaches or violates such Employee Stockholder ’s obligations relating to non-disparagement under any Restrictive Agreement to which such Employee Stockholder is a party, (iii) such Employee Stockholder engages (at any time prior to the second (2nd) anniversary of the Relevant Date) in any Prohibited Solicitation, or breaches or violates such Employee Stockholder ’s non-solicitation obligations under any Restrictive Agreement to which such Employee Stockholder is a party, (iv) such Employee Stockholder engages (at any time prior to the second (2nd) anniversary of the Relevant Date) in any Competitive Activity, or

breaches or violates such Employee Stockholder’s non-competition obligations under any Restrictive Agreement to which such Employee Stockholder is a party, (v) such Employee Stockholder is convicted of a felony against the Company or any of its Affiliates, or (vi) such Employee Stockholder engages in any Transfer that is not permitted by this Agreement, then, in addition to any other rights and remedies available to the Company, the Company shall be entitled, at its option, exercisable by delivery of a notice to such Employee Stockholder, to purchase all or any portion of the shares of Equity Securities then held by such Employee Stockholder. For the avoidance of doubt, if any Employee Stockholder is a Permitted Transferee with respect to an Employee Stockholder, then, in the event that any action described in this Section 7.7 is taken by such Stockholder or such Employee Stockholder, the Company shall be entitled to repurchase any shares of Equity Securities held by such Stockholder and any shares of Equity Securities held by such Employee Stockholder in accordance with this Section 7.7.

(b)    The purchase price per share of Equity Securities purchased pursuant to this Section 7.7 (the “Repurchased Shares”) shall be equal to the lesser of (i) the Stockholder’s Cost and (ii) the Fair Market Value of the Repurchased Shares (determined on an As-Converted Basis) on the date of delivery of the notice described in Section 7.7(a) (the lesser of (i) and (ii), the “Repurchased Share Price”).

(c)    The closing of a purchase pursuant to this Section 7.7 shall take place at the principal office of the Company ten (10) days following the date of the notice described in Section 7.7(a) (and if such tenth day is not a Business Day, then the first Business Day thereafter), except that if the Company is prohibited from repurchasing any Repurchased Shares by any Prohibitions, the closing of such purchase shall take place on the first practicable date on which the Company is permitted to purchase such Repurchased Shares, but no interest shall be paid to such Employee Stockholders on the Repurchased Share Price for such period. Each Employee Stockholder hereby agrees that (i) the obligation of the Company to pay the purchase price for the Repurchased Shares to such Stockholder pursuant to this Section 7.7 shall be subordinated in right of payment to the obligations owed by Company or any of its Subsidiaries under or in respect of the Credit Agreement until the earlier of (A) the payment in full of all obligations of the Company or any of its subsidiaries under the Credit Agreement and (B) the time that the Prohibitions under the Credit Agreement (or otherwise) shall no longer be applicable to payment for the Repurchased Shares and (ii) such Stockholder will provide such agreements or other documents evidencing such subordination as may be requested by the agent or lenders under the Credit Agreement. If at any time the Prohibitions shall cease to be applicable to any portion of the Repurchased Shares not purchased, then the Company shall purchase such portion on the first practicable date on which the Company is permitted to do so.

(d)    At such closing, such Employee Stockholder shall sell, convey, transfer, assign and deliver to the Company all right, title and interest in and to the Repurchased Shares, which shall constitute (and, at the closing, such Stockholder shall represent, warrant and certify the same to the Company in writing) good and unencumbered title to such Repurchased Shares, free and clear of all liens, security interests, encumbrances and adverse claims of any kind and nature (other than those in favor of the Company and New Mountain and its Affiliates pursuant to this Agreement), shall execute with the Company an appropriate transfer instrument, and, if the shares of Equity Securities are certificated at such time, shall deliver to the Company a certificate representing the Repurchased Shares duly endorsed for transfer, or accompanied by appropriate stock transfer powers duly executed, and with all necessary transfer tax stamps affixed thereto at the expense of such Stockholder, and the Company shall deliver to such Stockholder, in full payment of the Repurchased Share Price payable for each Repurchased Shares, a check payable to the order of such Stockholder, in an amount equal to the Repurchased Share Price multiplied by the aggregate number of Repurchased Shares. Notwithstanding anything herein to the contrary, from and after the date of the notice described in

Section 7.7(a), such Employee Stockholder shall not have any rights with respect to any of the Repurchased Shares (including any rights pursuant to Section 3.3), except to receive the purchase price therefor.

(e)    Notwithstanding anything to the contrary set forth in Section 3.3 or Section 3.4, if at the time of such transaction pursuant to Section 3.3 or Section 3.4 in which an Employee Stockholder is participating, the Company is entitled pursuant to this Section 7.7 to purchase such shares of Equity Securities held by such Employee Stockholder, and if the Repurchased Share Price would be less than the proceeds per share to such Employee Stockholder from any such transaction, then such Employee Stockholder shall be entitled to receive for each share of Equity Securities only the Repurchased Share Price, with the balance of the proceeds of sale in any such transaction being remitted to the other shareholders of the Company participating in such transaction pro rata in accordance with their respective participation in such transaction.

SECTION 7.8    Indemnification.

(a)    The Company shall indemnify and hold harmless each Convertible Holder and their respective Affiliates and controlling Persons, and their and their Affiliates’ and their controlling Persons’ respective officers, directors, employees, partners, agents, advisors and other representatives of each of the foregoing and their respective successors and assigns (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements, joint or several, to which such Indemnitee may become subject (including, for the avoidance of doubt, any environmental liability) to the extent arising out of, or resulting from or in connection with a Proceeding, regardless of whether any Indemnitee is a party hereto or whether or not such Proceeding is brought by the Company, its equity holders, Affiliates, creditors, or any other Person, and to reimburse such Indemnitee for any reasonable and documented or invoiced out-of-pocket legal fees and expenses of (i) one firm of counsel to the Indemnitees taken as a whole and, (ii) if reasonably necessary, of a single firm of local counsel in each appropriate jurisdiction that is material to the interests of the Convertible Holders (which may include a single firm of special counsel acting in multiple jurisdictions) for all Indemnitees taken as a whole and, (iii) solely in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict notifies the Company of the existence of such conflict and thereafter retains its own counsel, of one other firm of counsel (and, if reasonably necessary, one other firm of local counsel in each appropriate jurisdiction that is material to the interests of the Convertible Holders (which may include a single firm of special counsel acting in multiple jurisdictions) to each group of similarly situated affected Indemnitees), in each case, incurred in connection with investigating, responding to or defending any of the foregoing, and other reasonable and documented or invoiced out-of-pocket expenses in each case, incurred in connection with investigating, responding to or defending any of the foregoing; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (x) the gross negligence or willful misconduct of such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, (y) a material breach of any obligations under any Junior Convertible Preferred Stock Document by such Indemnitee, as determined by a final non-appealable judgment of a court of competent jurisdiction, or (z) any dispute solely between or among Indemnitees other than any claims against an Indemnitee in its capacity or in fulfilling its role as a purchaser or any similar role under any Junior Convertible Preferred Stock Document and other than any claims arising out of any act or omission of the Company or any of their respective Affiliates (for the avoidance of doubt, only to the extent neither the exception set forth in clause (x) or (y) above applies to such Person at such time). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, Debt Domain or other similar information transmission systems in connection with any Transaction Document, in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of, or a material breach of any obligations under any Junior Convertible Preferred Stock Document by, such Indemnitee or any of its Affiliates or controlling Persons or their or their Affiliates’ respective directors, officers, employees, members, partners, advisors, agents or other representatives, nor shall any Indemnitee, the Company or any Subsidiary have any liability for any special, punitive, indirect or consequential damages relating to any Transaction Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); it being agreed that this sentence shall not limit the indemnification obligations of the Company or any Subsidiary (including, in the case of the Company or any Subsidiary, in respect of any such damages incurred or paid by an Indemnitee to a third party and for any out-of-pocket expenses). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 7.8 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, any Subsidiary of the Company, its directors, equity holders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party hereto and whether or not any of the transactions contemplated hereunder or under any of the other Transaction Documents are consummated. All amounts due under this Section 7.8 shall be paid promptly upon written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final and non-appealable judgment by a court of competent jurisdiction that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 7.8. The agreements in this Section 7.8 shall survive the replacement of any Convertible Holder, the termination of any Transaction Document and any redemption or repurchase of, and any other payment on, shares of Convertible Preferred. For the avoidance of doubt, this Section 7.8 shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

(b)    The Company shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Company’s written consent, or if there is a final and non-appealable judgment by a court of competent jurisdiction against an Indemnitee in any such proceeding, the Company agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Company shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed) (it being understood that the withholding of consent due to non-satisfaction of any of the conditions described in clauses (i), (ii) and (iii) of this sentence shall be deemed reasonable), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding, (ii) such settlement does not include any statement as to any admission of fault, culpability, wrongdoing or failure to act by or on behalf of any Indemnitee and (iii) such settlement contains customary confidentiality provisions with respect to the terms of such settlement.

SECTION 7.9    Transfer Agent. For so long as any shares of Convertible Preferred remain outstanding, the Company shall appoint and maintain a transfer agent with respect to the Convertible Preferred.

SECTION 7.10    Non-Promotion. From and after the date hereof, neither the Company nor any of its Subsidiaries shall, without the prior written consent of the relevant Stockholder, (i) use in advertising, publicity or other public forums the name of such Stockholder or any of its Affiliates, or any partner or employee of such Stockholder (except, in public forums in a reasonable manner, the name of a partner or employee that is a Director) or any of its Affiliates, nor any trade name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by such Stockholder or its any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by the Company or any Subsidiary has been approved or endorsed by any Stockholder or any Stockholder’s Affiliates. Notwithstanding the foregoing, the provisions of this Section 7.10 shall not apply to (i) any disclosures required under applicable Law or (ii) New Mountain in its capacity as a Stockholder, the other Existing Stockholders or any Employee Stockholder.

SECTION 7.11    No Fiduciary Duty; Investment Banking Services. The parties hereto acknowledge and agree that nothing in this Agreement or any of the Transaction Documents shall create a fiduciary duty of BSPI, Goldman Sachs & Co. or any of their respective Affiliates to the Company or its Stockholders by virtue of its or their status as a Stockholder of the Company. Notwithstanding anything to the contrary herein or in the Transaction Documents, or any actions or omissions by representatives of BSPI, Goldman Sachs & Co. or any of their respective Affiliates in whatever capacity it is understood that neither BSPI, Goldman Sachs & Co. nor any of their respective Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement which agreement shall itself govern the terms and conditions on which such services are provided and all related matters.

SECTION 7.12    Tax Matters.

(a)    Tax Forms. Each Stockholder will deliver to the Company (or its paying agent or any other applicable withholding agent) a duly executed, valid and properly completed Internal Revenue Service Form W-9 (or successor form) if it is a U.S. person within the meaning of Section 7701(a)(30) of the Code or the applicable Internal Revenue Service Form W-8 (or successor form) if it is not a U.S. person within the meaning of Section 7701(a)(30) of the Code.

(b)    Withholding. The Company (and its paying agent or any other applicable withholding agent) shall be entitled to deduct and withhold Taxes on all cash payments on the Common Stock or Convertible Preferred to the extent required by Law. The Company (and its paying agent and any other applicable withholding agent) shall also be entitled to deduct and withhold Taxes on all non-cash payments (including deemed payments) on the Common Stock or Convertible Preferred to the extent required by Law. Each Stockholder is responsible for any withholding or other Tax (including interest and penalties thereon) paid or payable on behalf of or with respect to such Stockholder and shall indemnify the Company with respect to any such amounts; provided that the Stockholders shall not be required to indemnify the Company for any interest or penalties imposed as a result of the Company’s gross negligence or willful misconduct. With respect to withholding on any non-cash payments (including any deemed payments), at the election of the Company, either (i) each Stockholder will, upon the request of the Company, promptly pay to, or reimburse, the Company in cash for any withholding Tax paid or required to be paid by the Company (or its paying agent or other applicable withholding agent) attributable to such Stockholder or (ii) the Company may set off any withholding taxes with respect to a Stockholder by reducing the amount of any current or future dividends to such Stockholder.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1    Termination.

(a)    Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Stockholders as provided under Section 8.2, (i) the provisions of Sections 2.1 and 2.2 shall, with respect to each Stockholder, terminate as provided therein, (ii) the provisions of Sections 3.4 and 3.5 and Article IV shall terminate upon the consummation of a Qualified IPO, (iii) the provisions of Section 3.1 and 3.3 shall terminate as provided therein, and (iv) immediately prior to the consummation of a Qualified IPO this Agreement shall terminate (other than the provisions of Sections 1.2, 3.2, 3.3, 3.7, 3.8, Article V, Article VII, and this Article VIII, which shall survive the termination of this Agreement). Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

(b)    Any party to this Agreement shall cease to be a party hereto and this Agreement shall terminate with respect to such party, without any further action of the parties hereto, at the time such party no longer owns any Equity Securities.

SECTION 8.2    Amendment and Waiver.

(a)    The terms and provisions of this Agreement may be waived, modified or amended in whole or in part, only with the written approval of the Company, New Mountain and the Stockholders party hereto holding a majority of the voting power of all classes of Equity Securities of the Company held by the parties hereto, voting together as a single class and, until ninety (90) days following a Qualified IPO or the effective date of such Qualified IPO, if the registration statement with respect to such Qualified IPO includes shares of Common Stock held by BSPI or New Mountain, with the written approval of a majority of the voting power held by the Convertible Preferred Holders, voting together as a single class; provided, that any waiver, modification or amendment that would (i) adversely affect the rights of any Stockholder in a manner different from any other Stockholder, shall also require the approval of a majority of the voting power of the Equity Securities held by such adversely affected Stockholders, (ii) discriminate among Stockholders of the same class of Equity Security in any adverse respect shall also require the approval of the Stockholders holding a majority of the voting power of the outstanding Equity Securities the rights of which are so adversely affected; provided that if the Stockholders adversely impacted pursuant to this clause (ii) are Convertible Preferred Holders, such waiver, modification or amendment shall also require the approval of the Unaffiliated Holders holding a majority of the voting power of the Convertible Preferred (or the shares of Common Stock issued upon the conversion thereof) held by the Unaffiliated Holders, (iii) adversely affect the specific rights granted to BSPI under this Agreement (as opposed to any rights in BSPI’s general capacity as a holder of Equity Securities), shall also require the approval of BSPI, (iv) adversely affect the tag-along rights or preemptive rights granted to the Convertible Holders pursuant to Sections 3.3 and 4.1 hereunder, respectively, shall also require the approval of the Convertible Holders holding ninety-five percent (95%) of the voting power of the Convertible Preferred (or the shares of Common Stock issued upon the conversion thereof), and (v) (x) adversely affect the Convertible Holders or (y) favorably affect the holders of Common Stock in a manner that does not apply to the Convertible Holders, shall also require the approval of the Unaffiliated Holders holding a majority of the voting power of the Convertible Preferred (or the shares of Common Stock issued upon the conversion thereof) held by the Unaffiliated Holders. Notwithstanding the foregoing, in addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by New Mountain, without the consent of any other Stockholder: (a) to correct any typographical or similar ministerial errors and (b) to delete or add any provision of this Agreement required to be so deleted or added by any applicable Law. Except as required by Law, no amendment, modification, supplement, discharge or waiver of or under this Agreement shall require the consent of any Person not a party to this Agreement.

(b)    Except as expressly set forth in this Agreement, no failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(c)    No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d)    Notwithstanding the foregoing, Section 2.1(f), Section 2.1(k), Section 4.1(h)(ii), the exceptions set forth in Section 2.2(a)(y), Section 2.2(b)(y) and Section 2.2(d) may not be amended without the approval of the holders of a majority of the aggregate liquidation preference of the then-outstanding shares of Series A Preferred.

SECTION 8.3    Entire Agreement. This Agreement, the Charter, the Certificate of Designations, the Purchase Agreement and the Registration Rights Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

SECTION 8.4    No Recourse. Notwithstanding anything to the contrary in this Agreement, this Agreement may only be enforced by a party hereto against, and any Proceedings that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made by such party against another party hereto and no current, former or future Affiliates of a party, or any of the foregoing Persons’ respective Representatives (collectively, the “Related Parties”) will have any liability for any liabilities of such party in respect of any claim (whether in tort, contract or otherwise) based on, in respect of, by reason of, or in connection with this Agreement. In no event will a party or any of its Affiliates, and such party agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover losses or other damages from, any Related Party (other than, if applicable, in its capacity as a party to this Agreement), it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any party under this Agreement, any Junior Convertible Preferred Stock Document or any documents or instruments delivered by any Person pursuant hereto or thereto for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, nothing in this Section 8.4 shall relieve or otherwise limit the liability of each of the parties, as such, for any breach or violation of its obligations under such agreements, documents or instruments. Each Related Party is an intended third party beneficiary of, and will be entitled to enforce the covenants and agreements set forth in, this Section 8.4.

SECTION 8.5    Governing Law. This Agreement and all questions relating to the interpretation or enforcement of this Agreement will be governed by and construed in accordance with the Laws of the State of Delaware without regard to the Laws of the State of Delaware or any other jurisdiction that would call for the application of the substantive Laws of any jurisdiction other than Delaware.

SECTION 8.6    Jurisdiction. Each party hereto hereby irrevocably and unconditionally, for itself and its property, submits to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery is unavailable, in the Complex Commercial Litigation Division of the Superior Court in the City of Wilmington, New Castle County, Delaware, and if jurisdiction in the Complex Commercial Litigation Division of the Superior Court in the City of Wilmington, New Castle County, Delaware is unavailable, in the Federal courts of the U.S. sitting in the State of Delaware), and any appellate court from any thereof (such courts in such jurisdictional priority, the “Forum”), in any Proceeding arising out of or relating to this Agreement or any transaction contemplated hereby, and agrees that all claims in respect of such Proceeding may be heard and determined in the Forum, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such Proceeding except in the Forum, (b) agrees that any claim in respect of any such Proceeding may be heard and determined in the Forum, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Forum, and (d) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in the Forum. Each party hereto hereby agrees that service of summons, complaint or other process in connection with any Proceedings contemplated hereby may be made by registered or certified mail addressed to such party at the address specified pursuant to Section 8.9, and that service so made will be effective as if personally made in the State of Delaware.

SECTION 8.7    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 8.8    Specific Performance; Remedies.

(a)    Each party hereto hereby acknowledges and agrees that the subject matter of this Agreement, including the Certificate of Designations, is unique, that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached, and that remedies at law would not be adequate to compensate such other parties not in default or in breach. Accordingly, each party hereto agrees that the other parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity. The parties waive any defense that a remedy at law is adequate and any requirement to post bond or provide similar security in connection with actions instituted for injunctive relief or specific performance of this Agreement.

(b)    All remedies available under this Agreement, at law or otherwise, will be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any party of a particular remedy will not preclude the exercise of any other remedy.

SECTION 8.9    Notices.

(a)    Except as otherwise provided in this Agreement, any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and delivered by (i) email or (ii) overnight delivery via a national courier service to, with respect to any Stockholder, the email address or physical address, as applicable, of such Stockholder set forth below such Stockholder’s signature in its signature page to this Agreement and, with respect to the Company, New Mountain or BSPI, the following email address or physical address, as applicable:

if to the Company, to:

Vail Holdco Corp

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, PA 19087-8660

Attention: General Counsel

Facsimile: (610) 573-2602

Email: generalcounsel@avantorinc.com

and

Vail Holdco Corp

c/o New Mountain Capital L.L.C.

787 Seventh Avenue, #49

New York, New York 10019

Attention: Matthew Holt

Facsimile: (212) 582-2277

Email: mholt@newmountaincapital.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention: Alan Klein; Elizabeth Cooper; Ben Schaye

Facsimile: (212) 455-2502

Email: aklein@stblaw.com; ecooper@stblaw.com; ben.schaye@stblaw.com if to New Mountain, to:

New Mountain Capital L.L.C.

787 Seventh Avenue, #49

New York, New York 10019

Attention: Matthew Holt

Facsimile: (212) 582-2277

Email: mholt@newmountaincapital.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention: Alan Klein; Elizabeth Cooper; Ben Schaye

Facsimile: (212) 455-2502

Email: aklein@stblaw.com; ecooper@stblaw.com; ben.schaye@stblaw.com if to BSPI, to:

Broad Street Principal Investments, L.L.C.

200 West Street

New York, NY 10282

Attention: Oliver Thym; Kirsten Hagen

Facsimile: (212) 902-9307

Email: oliver.thym@gs.com; kirsten.hagen@gs.com

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, NY 1005-1413

Attention: Robert Kennedy

Facsimile: 212-822-5087

Email: rkennedy@milbank.com

(b)    Notice or other communication pursuant to Section 8.9(a) will be deemed given or received when delivered, except that any notice or communication received by email transmission on a non-Business Day or on any Business Day after 5:00 p.m. addressee’s local time or by overnight delivery on a non-Business Day will be deemed to have been given and received at 9:00 a.m. addressee’s local time on the next Business Day. Any party may specify a different address, by written notice to the other parties. The change of address will be effective upon the other parties’ receipt of the notice of the change of address.

SECTION 8.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which constitutes an original, and all of which taken together constitute one instrument. A signature delivered by facsimile or other electronic transmission (including e-mail) will be considered an original signature. Any Person may rely on a copy of this Agreement.

SECTION 8.11    Parties in Interest; Third Party Beneficiaries; Assignment. This Agreement will be binding upon and inure solely to the benefit of each party hereto and their respective successors, legal representatives and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement except for Section 8.4 and this Section 8.11, which will be enforceable by the beneficiaries contemplated thereby. Notwithstanding the foregoing, each of the holders of the Series A Preferred shall be express third-party beneficiaries of Sections 2.1, 2.2, 4.1(h)(ii) and 8.2(d). This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Stockholders may assign their respective rights and obligations hereunder to any Transferee only to the extent expressly provided herein.

SECTION 8.12    Further Issuances. In connection with the issuance of any Common Stock to any Person upon exercise of a Warrant or in connection with issuance of Common Stock upon the conversion of the Class B Stock in accordance with Article 4.G of the Charter, and upon the execution and delivery to the Company by such Person of a joinder in the form set forth as Exhibit A hereto, pursuant to which such Person shall expressly and in writing agree to be bound by the terms of this Agreement, such Person shall have all of the rights of a Stockholder as set forth herein.

SECTION 8.13    Legend.

(a)    Unless otherwise agreed to by the Company and the applicable Stockholder, each certificate representing the shares of the Convertible Preferred shall bear a restrictive legend substantially in the form set forth below:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER THE SECURITIES ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DESIGNATIONS, RIGHTS, PREFERENCES, POWERS, RESTRICTIONS AND LIMITATIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS FOR THE JUNIOR CONVERTIBLE PREFERRED STOCK FILED WITH THE SECRETARY OF STATE FOR THE STATE OF DELAWARE PURSUANT TO SECTION 151 OF THE DELAWARE GENERAL CORPORATION LAW (THE “CERTIFICATE OF DESIGNATIONS”) AND THE RIGHTS, TERMS AND CONDITIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT BY AND AMONG VAIL HOLDCO CORP (THE “COMPANY”) AND CERTAIN STOCKHOLDERS OF THE COMPANY FROM TIME TO TIME PARTY THERETO (THE “STOCKHOLDERS AGREEMENT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF THE CERTIFICATE OF DESIGNATIONS AND THE STOCKHOLDERS AGREEMENT. A COPY OF THE CERTIFICATE OF DESIGNATIONS AND THE STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER UPON REQUEST.

IN ADDITION, THE HOLDER OF THIS SECURITY UNDERSTANDS THAT THE ISSUER MAY RECEIVE A LIST OF PARTICIPANTS HOLDING POSITIONS IN THIS SECURITY. EACH PURCHASER OF THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN WILL BE DEEMED TO REPRESENT THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN THE CERTIFICATE OF DESIGNATIONS AND THE STOCKHOLDERS AGREEMENT, AND WILL NOT TRANSFER THIS SECURITY OR ANY BENEFICIAL INTERESTS HEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO CAN MAKE THE SAME ACKNOWLEDGMENTS, REPRESENTATIONS, WARRANTIES AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING.”

(b)    In addition, each such certificate may have notations, additional legends or endorsements required by Law, stock exchange rules, agreements to which the Company and all of the Stockholders in their capacity as Stockholders are subject, if any.

SECTION 8.14    Further Assurances. At any time or from time to time after the date hereof, each party hereto agrees to cooperate with each other party, and at the request of any other party, to execute and deliver any further instruments, certificates, agreements or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder; including, making all necessary registrations and filings with any Governmental Authority to effect the conversion of the Convertible Preferred.

SECTION 8.15    Controlling Document. If, and to the extent that, there are inconsistencies between the provisions of this Agreement and those of the Charter, the Bylaws or the

Certificate of Designations, the terms of this Agreement shall control to the extent permissible under any applicable Law. The Parties agree to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to amend the Charter, the Bylaws or the Certificate of Designations so as to eliminate such inconsistency to the extent permissible under any applicable Law. Without limiting the foregoing, no Stockholder shall vote to effect any amendment to the organizational documents of the Company that has not been approved pursuant to Section 2.2(b)(vi).

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

VAIL HOLDCO CORP

By:	/s/ Mark Armstrong
Name: Mark Armstrong
Title: Chief Financial Officer and Treasurer

[Signature Page to Stockholders Agreement]

NEW MOUNTAIN PARTNERS III CAYMAN (AIV-B), L.P.

By:	NEW MOUNTAIN INVESTMENTS III (CAYMAN), L.P., its general partner

By:	NMI III (CAYMAN) GP, LTD., its general partner

By:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Director

NEW MOUNTAIN PARTNERS III (AIV-E2), L.P.

By:	NEW MOUNTAIN INVESTMENTS III, L.L.C., as its general partner

BY:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member

NEW MOUNTAIN PARTNERS III (AIV-E1), L.P.

By:	NEW MOUNTAIN INVESTMENTS III, L.L.C., its general partner

BY:	/s/ Steven B. Klinsky
Name: Steven B. Klinsky
Title: Managing Member

J.T. BAKER INVESTMENTS, INC.

By:	/s/ Andre Moura
Name: Andre Moura
Title: Vice President

[Signature Page to Stockholders Agreement]

NUSIL, LLC

BY:	/s/ Scott Mraz
Name: Scott Mraz
Title: MANAGER

NUSIL 2.0 LLC

By:	/s/ Joseph Braun
Name: Joseph Braun
Title: Chief Legal Officer and Secretary

[Signature Page to Stockholders Agreement]

AC LIMITED

By:	/s/ Sevan Terzian
Name: Sevan Terzian
Title: Authorized Signatory

ADI LIMITED

By:	/s/ Robert Heaselgrave
Name: Robert Heaselgrave
Title: Director

ANASTASIOS KONIDARIS

By:	/s/ Anastasios Konidaris
Name: Anastasios Konidaris

JENNIFER KONIDARIS

By:	/s/ Jennifer Konidaris
Name: Jennifer Konidaris

BELFER INVESTMENT PARTNERS LP

By:	/s/ Laurence D. Belfer
Name: Laurence D. Belfer
Title: Manager of the GP

[Signature Page to Stockholders Agreement]

BROAD STREET PRINCIPAL INVESTMENTS, L.L.C.

By:	/s/ Kirsten Anthony
Name: Kirsten Anthony
Title: Vice President

CENTAURUS CAPITAL LP

By:	CENTAURUS HOLDINGS, LLC, its General Partner

By:	/s/ John D. Arnold
Name: John D. Arnold
Title: Manager

CFC HOLDING LP

By:	CFC GP LTD., its General Partner

By:	/s/ Chris Evison
Name: Chris Evison
Title: Managing Director

CHARLES KUMMETH

By:	/s/ Charles Kummeth
Name: Charles Kummeth

COHESIVE CAPITAL PARTNERS II, L.P.

By:	Cohesive Capital II (GP), L.P., its general partner

By:	Cohesive GP II, LLC, its general partner

By:	/s/ John R. Barber
Name: John R. Barber
Title: Managing Member

[Signature Page to Stockholders Agreement]

COLUMBIA NB CROSSROADS FUND II LP

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

GALVAUDE PRIVATE INVESTMENTS INC.

By:	/s/ Guthrie Stewart
Name: Guthrie Stewart
Title: Authorized Signatory

By:	/s/ Selin Bastin
Name: Selin Bastin
Title: Authorized Signatory

GEVERAN INVESTMENTS LIMITED

By:	/s/ Spyros Episkopou
Name: Spyros Episkopou
Title: Director

By:	/s/ Eirini Theocharous
Name: Eirini Theocharous
Title: Director

HIGH STREET FUND, L.P.

By:	GOLDMAN SACHS & CO. LLC, as attorney-in-fact

By:	/s/ Kirsten Anthony
Name: Kirsten Anthony
Title: Managing Director

HONORWAY NOMINEES LIMITED

By:	/s/ Ho Hau Chong Norman
Name: Ho Hau Chong Norman
Title: Director

[Signature Page to Stockholders Agreement]

JM COX LEGACY, LP

By:	/s/ Adam Rubinson
Name: Adam Rubinson
Title: Vice President of General Partner

By:	/s/ Matthew McMahan
Name: Matthew McMahan
Title: Vice President of General Partner

JM COX RESOURCES, LP

By:	/s/ Adam Rubinson
Name: Adam Rubinson
Title: Vice President of General Partner

By:	/s/ Matthew McMahan
Name: Matthew McMahan
Title: Vice President of General Partner

JOHN & MAURINE COX FOUNDATION

By:	/s/ Adam Rubinson
Name: Adam Rubinson
Title: Agent

By:	/s/ Matthew McMahan
Name: Matthew McMahan
Title: Agent

[Signature Page to Stockholders Agreement]

LEXINGTON CO-INVESTMENT HOLDINGS IV, L.P.

By:	CIP PARTNERS IV L.P., its general partner

By:	CIP PARTNERS GP IV L.L.C., its general partner

By:	LEXINGTON PARTNERS L.P., its managing member

By:	LEXINGTON PARTNERS ADVISORS GP L.L.C., its general partner

By:	LEXINGTON PARTNERS ADVISORS HOLDINGS L.P., its sole member

By:	LEXINGTON PARTNERS ADVISORS HOLDINGS GP L.L.C., its general partner

By:	/s/ Thomas Giannetti
Name: Thomas Giannetti
Title: Chief Financial Officer

LIME PARTNERS LLC

By:	/s/ Eileen Aptman
Name: Eileen Aptman
Title: Manager

MEDLEY CAPITAL CORPORATION a Delaware corporation

By:	MCC Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

MEDLEY OPPORTUNITY FUND III LP a Delaware limited partnership

By:	MOF III Management LLC, a Delaware limited liability company, its investment manager

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

[Signature Page to Stockholders Agreement]

NB – IOWA’S PUBLIC UNIVERSITIES LP

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

NB AGI PE PORTFOLIO II FUND LP

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

NB ALTERNATIVES EUROPE SCSP-RAIF – NB SELECT OPPORTUNITIES

By:	/s/ David Lyon
Name: David Lyon
Title: Authorized Signatory

NB CASPIAN HOLDINGS LP

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

NB CROSSROADS XXI-LC HOLDINGS LP

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

[Signature Page to Stockholders Agreement]

NB CROSSROADS XXII-LC HOLDINGS LP

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

NB RP CO-INVESTMENT & SECONDARY FUND LLC

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

NB SELECT OPPORTUNITIES FUND LP

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

NB STRATEGIC CO-INVESTMENT PARTNERS III HOLDINGS LP

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

NETHERTON INVESTMENTS LIMITED

By:	/s/ Robert Heaselgrave
Name: Robert Heaselgrave
Title: Director

[Signature Page to Stockholders Agreement]

NEUBERGER BERMAN 2017 PRIVATE EQUITY INVESTMENT FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, L.P.

By:	/s/ Gregory Bellush
Name: Gregory Bellush
Title: Managing Director

NYSCRF NB CO-INVESTMENT FUND LLC

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

PFA PENSION, FORSIKRINGSAKTIESELSKAB

By:	/s/ Peter Tind Larsen
Name: Peter Tind Larsen
Title: Head of Alternative Investments, PFA Asset Management A/S

By:	/s/ Henrik Nohr Poulsen
Name: Henrik Nohr Poulsen
Title: Executive Director, CIO, PFA Asset Management A/S

PROTEC TRUST MANAGEMENT ESTABLISHMENT AS TRUSTEE OF THE BADO TRUST

By:	/s/ Dr. Heinz Grabher
Name: Dr. Heinz Grabher
Title: Member of the Board of Directors of Protec Trust Management Establishment

[Signature Page to Stockholders Agreement]

PROTEC TRUST MANAGEMENT ESTABLISHMENT AS TRUSTEE OF THE LEMELBAUM TRUST

By:	/s/ Dr. Heinz Grabher
Name: Dr. Heinz Grabher
Title: Member of the Board of Directors of Protec Trust Management Establishment

PROTEC TRUST MANAGEMENT ESTABLISHMENT AS TRUSTEE OF THE NAOR TRUST

By:	/s/ Dr. Heinz Grabher
Name: Dr. Heinz Grabher
Title: Member of the Board of Directors of Protec Trust Management Establishment

PROTEC TRUST MANAGEMENT ESTABLISHMENT AS TRUSTEE OF THE NETSEG TRUST

By:	/s/ Dr. Heinz Grabher
Name: Dr. Heinz Grabher
Title: Member of the Board of Directors of Protec Trust Management Establishment

PROTEC TRUST MANAGEMENT ESTABLISHMENT AS TRUSTEE OF THE SEGMAR TRUST

By:	/s/ Dr. Heinz Grabher
Name: Dr. Heinz Grabher
Title: Member of the Board of Directors of Protec Trust Management Establishment

[Signature Page to Stockholders Agreement]

PSCP III HOLDINGS (USA), LP

By:	PARK SQUARE CAPITAL PARTNERS III GENERAL PARTNER LIMITED, its general partner

By:	/s/ Melanie Torode
Name: Melanie Torode
Title: Director

SALICE FAMILY CHARITABLE TRUST

By:	/s/ Thomas P. Salice
Name: Thomas P. Salice
Title: Trustee

SHELTER INVESTMENTS, LLC

By:	GOLDMAN SACHS & CO. LLC, as Attorney-in-Fact

By:	/s/ Kirsten Anthony
Name: Kirsten Anthony
Title: Managing Director

SIERRA INCOME CORPORATION a Maryland corporation

By:	SIC Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Christopher M. Mathieu
Name: Christopher M. Mathieu
Title: Treasurer

[Signature Page to Stockholders Agreement]

SIERRA TOTAL RETURN FUND a Delaware statutory trust

By:	STRF Advisors LLC, a Delaware limited liability company, its investment manager

By:	/s/ Christopher M. Mathieu
Name: Christopher M. Mathieu
Title: Treasurer

SJFED PRIVATE EQUITY STRATEGIC PARTNERSHIP, L.P.

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

SJPF PRIVATE EQUITY STRATEGIC PARTNERSHIP, L.P.

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

SRB AVANTOR LLC

By:	/s/ Thomas P. Salice
Name: Thomas P. Salice
Title: Manager

STEPHEN PROVISOR

By:	/s/ Stephen Provisor
Name: Steven Provisor

[Signature Page to Stockholders Agreement]

STONEBRIDGE OFFSHORE 2017, L.P.

By:	BRIDGE STREET OPPORTUNITY ADVISORS, L.L.C., its general partner

By:	/s/ Susan Hodgkinson
Name: Susan Hodgkinson
Title: Vice President

STONEBRIDGE 2017, L.P.

By:	BRIDGE STREET OPPORTUNITY ADVISORS, L.L.C., its general partner

By:	/s/ Scott Kilpatrick
Name: Scott Kilpatrick
Title: Vice President

TFL TRUSTEE COMPANY LIMITED AS TRUSTEE OF THE TFL PENSION FUND

By:	/s/ Elizabeth Traxler
Name: Elizabeth Traxler
Title: Authorized Signatory

VWR HP SCF INVESTOR, L.P.

By:	VWR HP SCF GP, LLC, its general partner

By:	/s/ Steven Duke
Name: Steven Duke
Title: Authorized person

VWR PARTNERS, L.P.

By:	BRIDGE STREET OPPORTUNITY ADVISORS, L.L.C., its general partner

By:	/s/ Susan Hodgkinson
Name: Susan Hodgkinson
Title: Vice President

[Signature Page to Stockholders Agreement]

YARON LEMELBAUM

By:	/s/ Yaron Lemelbaum
Name: Yaron Lemelbaum

Alex Del Priore

By:	/s/ Alex Del Priore

Ashok Jain

By:	/s/ Ashok Jain

Barbara Ring

By:	/s/ Barbara Ring

David Julien

By:	/s/ David Julien

The Gupta Family Trust dated March 25, 2008

By:	/s/ Kamla Gupta
Name: Kamla Gupta
Title: Trustee

Jerome Buchanan

By:	/s/ Jerome Buchanan

[Signature Page to Stockholders Agreement]

Jonathan Peacock

By:	/s/ Jonathan Peacock

Matthew M. Bennett Living Trust dated September 12, 2008, and any amendments thereto

By:	/s/ Matthew M. Bennett
Name: Matthew M. Bennett
Title: Trustee

Michael Rettig

By:	/s/ Michael Rettig

Michael Stubblefield

By:	/s/ Michael Stubblefield

Nicholas Barthelemy

By:	/s/ Nicholas Barthelemy

R. Govindan

By:	/s/ R. Govindan

Rajiv Gupta

By:	/s/ Rajiv Gupta

[Signature Page to Stockholders Agreement]

Richard Gaynor

By:	/s/ Richard Gaynor

Roland Heinrich

By:	/s/ Roland Heinrich

Shaleen Mehta

By:	/s/ Shaleen Mehta

Sudha Francis

By:	/s/ Sudha Francis

Sushil Mehta

By:	/s/ Sushil Mehta

Ting Chong Feng

By:	/s/ Ting Chong Feng

Vineeta Mehta

By:	/s/ Vineeta Mehta

[Signature Page to Stockholders Agreement]

STOCKHOLDER

By:	/s/ Allison Hosak
Name: Allison Hosak

STOCKHOLDER

By:	/s/ Andrew Brown
Name: Andrew Brown

STOCKHOLDER

By:	/s/ Ashish Kulkarni
Name: Ashish Kulkarni

STOCKHOLDER

By:	/s/ Austin Chen
Name: Austin Chen

STOCKHOLDER

By:	/s/ HM Beng Hong
Name: HM Beng Hong

STOCKHOLDER

By:	/s/ William E. Redmond Jr.
Name: William E. Redmond Jr.

[Signature Page to Stockholders Agreement]

STOCKHOLDER

By:	/s/ Bjorn Hofman
Name: Bjorn Hofman

STOCKHOLDER

By:	/s/ Christopher R. Foutz
Name: Christopher R. Foutz

STOCKHOLDER

By:	/s/ Corey Walker
Name: Corey Walker

STOCKHOLDER

By:	/s/ David T. Hlavinka
Name: David T. Hlavinka

STOCKHOLDER

By:	/s/ Devashish Ohri
Name: Devashish Ohri

STOCKHOLDER

By:	/s/ Eric Macallister
Name: Eric Macallister

[Signature Page to Stockholders Agreement]

STOCKHOLDER

By:	/s/ Gary Dailey
Name: Gary Dailey

STOCKHOLDER

By:	/s/ Helen Evans
Name: Helen Evans

STOCKHOLDER

By:	/s/ Seth Summerlin
Name: Seth Summerlin

STOCKHOLDER

By:	/s/ James Ethier
Name: James Ethier

STOCKHOLDER

By:	/s/ JP Mangeolle
Name: JP Mangeolle

STOCKHOLDER

By:	/s/ Jennifer Seidel
Name: Jennifer Seidel

STOCKHOLDER

By:	/s/ Joel Williams
Name: Joel Williams

[Signature Page to Stockholders Agreement]

STOCKHOLDER

By:	/s/ Johan Lundin
Name: Johan Lundin

STOCKHOLDER

By:	/s/ John Bonner
Name: John Bonner

STOCKHOLDER

By:	/s/ Joseph Braun
Name: Joseph Braun

STOCKHOLDER

By:	/s/ Mark P. Armstrong
Name: Mark P. Armstrong

STOCKHOLDER

By:	/s/ Michael Potter
Name: Michael Potter

STOCKHOLDER

By:	/s/ Nandkumar Deorkar
Name: Nandkumar Deorkar

[Signature Page to Stockholders Agreement]

STOCKHOLDER

By:	/s/ Rajan Agarwal
Name: Rajan Agarwal

STOCKHOLDER

By:	/s/ Richard Fluharty
Name: Richard Fluharty

STOCKHOLDER

By:	/s/ Ronak Bhatt
Name: Ronak Bhatt

STOCKHOLDER

By:	/s/ Sherman Hsu
Name: Sherman Hsu

STOCKHOLDER

By:	/s/ Steven Reiser
Name: Steven Reiser

STOCKHOLDER

By:	/s/ Vikas Namjoshi
Name: Vikas Namjoshi

[Signature Page to Stockholders Agreement]